Exhibit 10.32

EXECUTION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Among

POSTROCK ENERGY SERVICES CORPORATION,

as a Borrower,

POSTROCK MIDCONTINENT PRODUCTION, LLC,

as a Borrower,

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent

and

The Lenders Party Hereto

$200,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY

CITIBANK, N.A.,

As Lead Arranger and Sole Bookrunner

Dated as of December 20, 2012

i

5.08. Title; Liens; Priority of Liens.	53
5.09. Environmental Compliance	53
5.10. Insurance	54
5.11. Taxes	54
5.12. ERISA Compliance	54
5.13. Subsidiaries and other Investments	55
5.14. Margin Regulations; Investment Company Act; Use of Proceeds	55
5.15. Disclosure; No Material Misstatements	55
5.16. Location of Business and Offices	55
5.17. Compliance with Laws	56
5.18. Third Party Approvals	56
5.19. Solvency	56
5.20. Oil and Gas Leases	56
5.21. Oil and Gas Contracts	56
5.22. Producing Wells	57
5.23. Purchasers of Production	57
5.24. Swap Contracts	57
ARTICLE VI. AFFIRMATIVE COVENANTS	57
6.01. Financial Statements	57
6.02. Certificates; Other Information	58
6.03. Notices	59
6.04. Payment of Obligations	59
6.05. Preservation of Existence, Etc.	59
6.06. Maintenance of Assets and Business	60
6.07. Maintenance of Insurance	60
6.08. Compliance with Laws and Contractual Obligations	60
6.09. Books and Records	61
6.10. Inspection Rights	61
6.11. Compliance with ERISA	61
6.12. Use of Proceeds	61
6.13. Material Agreements	62
6.14. Guaranties; New Subsidiaries’ Collateral Documents	62
6.15. Further Assurances; Additional Collateral; In Lieu Letters	62
6.16. Title Defects	63
6.17. Leases	64
6.18. Operation of Borrowing Base Oil and Gas Properties	64
6.19. Change of Purchasers of Production	64
6.20. Fiscal Year	64
6.21. Liens on Oil and Gas Properties; Title Information	64
ARTICLE VII. NEGATIVE COVENANTS	65
7.01. Liens	65
7.02. Investments	68
7.03. Hedging Agreements	69
7.04. Indebtedness	70
7.05. Lease Obligations	71
7.06. Fundamental Changes	72
7.07. Dispositions	72
7.08. Restricted Payments; Distributions and Redemptions	73
7.09. ERISA	73

7.10. Nature of Business; Risk Management	73
7.11. Transactions with Affiliates	73
7.12. Burdensome Agreements	74
7.13. Reserved	74
7.14. Material Agreements	74
7.15. Pooling or Unitization	74
7.16. Financial Covenants	74
7.17. Certain Other Limitations on Parent	75
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES	76
8.01. Events of Default	76
8.02. Remedies Upon Event of Default	78
8.03. Application of Funds	79
ARTICLE IX. ADMINISTRATIVE AGENT	79
9.01. Appointment and Authorization of Agents; Lender Hedging Agreements	79
9.02. Delegation of Duties	80
9.03. Default; Collateral	80
9.04. Liability of Agents	81
9.05. Reliance by Administrative Agent	82
9.06. Notice of Default	82
9.07. Credit Decision; Disclosure of Information by Administrative Agent	83
9.08. Indemnification of Agents	83
9.09. Administrative Agent in its Individual Capacity	84
9.10. Successor Administrative Agent and Collateral Agent	84
9.11. Other Agents	85
9.12. Administrative Agent May File Proofs of Claim	85
9.13. Hedging Agreements	85
9.14. Banking Services	86
ARTICLE X. MISCELLANEOUS	86
10.01. Amendments, Release of Collateral, Etc.	86
10.02. Notices and Other Communications; Facsimile Copies	88
10.03. No Waiver; Cumulative Remedies	89
10.04. Attorney Costs; Expenses and Taxes	89
10.05. Indemnification	90
10.06. Payments Set Aside	91
10.07. Successors and Assigns	91
10.08. Confidentiality	94
10.09. Set-off	94
10.10. Interest Rate Limitation	95
10.11. Counterparts	95
10.12. Integration	95
10.13. Survival of Representations and Warranties	96
10.14. Severability	96
10.15. Replacement of Lenders	96
10.16. Defaulting Lender	97
10.17. Governing Law	99
10.18. Waiver of Right to Trial by Jury, Etc.	99
10.19. Release.	100
10.20. Time of the Essence	100

10.21. Resignation of Administrative Agent, Collateral Agent and L/C Issuer; Appointment of Successor Administrative Agent, Collateral Agent and L/C Issuer; Assignment.	100
10.22. Amendment and Restatement; Release of Constellation Equity	101
10.23. Termination of Revolving Commitments Under Original Credit Agreement	102
10.24. No Novation, Etc.	102
10.25. Joint and Several Liability	102
10.26. ENTIRE AGREEMENT	104

SCHEDULES

2.01	Revolving Commitments
5.06	Litigation
5.12	ERISA
5.13	Subsidiaries and Equity Investments
5.21	Take-or Pay and Gas Balancing Obligations
5.23	Purchasers of Production
5.24	Swap Contracts
7.01	Existing Liens
7.04	Indebtedness
7.11	Transactions with Affiliates
10.02	Addresses for Notices to Borrower, Guarantors and Administrative Agent

EXHIBITS

Exhibit: Form of:

A-1	Borrowing Notice
A-2	Conversion/Continuation Notice
A-3	Repayment Notice
B	Revolving Note
C	Compliance Certificate pursuant to Section 6.01(a)
D	Assignment and Assumption

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 20, 2012, among POSTROCK ENERGY SERVICES CORPORATION, a Delaware corporation (“PESC”), POSTROCK MIDCONTINENT PRODUCTION, LLC, a Delaware limited liability company (“MidContinent”; and together with PESC, collectively, the “Borrowers” and individually a “Borrower”), CITIBANK, N.A., individually and as successor Administrative Agent and Collateral Agent (in such capacities the “Successor Administrative Agent”, “Administrative Agent” and “Collateral Agent”), and as successor L/C Issuer, ROYAL BANK OF CANADA, as prior administrative agent, collateral agent and L/C Issuer (in such capacities, the “Original Administrative Agent”, “Original Collateral Agent” and “Original L/C Issuer”), and each of the New Lenders (herein defined) that is a signatory hereto or which becomes a signatory hereto pursuant to Section 10.07.

PRELIMINARY STATEMENTS

(1) The Borrowers, Royal Bank of Canada, individually as Original Administrative Agent, Original Collateral Agent and Original L/C Issuer, together with the lenders party thereto entered into that certain Second Amended and Restated Credit Agreement dated as of September 21, 2010, providing for a $225,000,000 revolving line of credit, and such Credit Agreement was amended by a First Amendment dated May 31, 2012 but effective as of June 1, 2012 and a Second Amendment dated as of July 20, 2012 (as amended, the “Original Credit Agreement”).

(2) Pursuant to the provisions of Section 10.07 of the Original Credit Agreement, of even date herewith a Master Assignment and Assumption Agreement (the “Master Note Assignment”) was entered into whereby each of Royal Bank of Canada, KeyBank National Association, Wells Fargo Bank, N.A., Comerica Bank, Société Générale, U.S. Bank National Association, Amegy Bank National Association, RB International Finance (USA) LLC, SunTrust Bank, Compass Bank, Citibank, N.A., BOKF, N.A., d/b/a Bank of Oklahoma, N.A. and NZC Guggenheim Master Fund Ltd. (collectively, the “Exiting Lenders”) assigned all of their rights and obligations under the Original Credit Agreement (including all of their respective commitments and loans and participations in letters of credit thereunder and all liens and security interests granted as security for indebtedness under the Original Credit Agreement) to Citibank, N.A., Lender #2, Lender #3, Lender #4, Lender #5 and Lender #6 (collectively, the “New Lenders”) and the New Lenders (i) paid the Exiting Lenders (through the Original Administrative Agent) the outstanding amount owed the Exiting Lenders as of the date of such assignment, (ii) assumed all of the Exiting Lenders’ rights and obligations under the Original Credit Agreement (including all of the Exiting Lenders’ respective commitments and loans and participations in letters of credit thereunder) and became entitled to their pro rata share of all liens and security interests granted as security for indebtedness under the Original Credit Agreement, and (iii) became lenders (if not already a lender) under the Original Credit Agreement.

(3) The Original Administrative Agent accepted and recorded such assignments and the Borrowers also consented to such assignments and the Original Administrative Agent waived, and hereby waives, the $3,500 processing and recordation fee for each assignment provided for in Section 10.07 of the Original Credit Agreement.

(4) The Borrowers have requested certain amendments to the Original Credit Agreement which include, among other things, (i) the replacement of Royal Bank of Canada as administrative agent and collateral agent by Citibank, N.A. and (ii) the extension of the Maturity Date, and (A) the New Lenders have agreed to amend and restate in its entirety the Original Credit Agreement on the terms and conditions set forth herein, to renew and rearrange the indebtedness outstanding under the Original Credit

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Agreement (but not to repay or pay off such indebtedness) and to extend the Maturity Date, (B) Royal Bank of Canada, by its execution hereof has agreed to resign, and hereby resigns, as administrative agent and collateral agent pursuant to Section 9.10 of the Original Credit Agreement (and by their execution hereof, the Lenders and Borrowers waive the 30 days’ notice of resignation requirement) and Citibank, N.A., pursuant to Section 9.10 of the Original Credit Agreement, by its execution hereof has agreed to become, and hereby becomes, the successor administrative agent and collateral agent and hereby succeeds to all the rights, powers and duties of the Original Administrative Agent (and by their execution hereof, the Lenders and Borrowers hereby consent to and approve the appointment of Citibank, N.A. as successor administrative agent and collateral agent) and (C) Royal Bank of Canada, by its execution hereof has agreed to resign, and hereby resigns, as L/C Issuer pursuant to Section 10.07(h) of the Original Credit Agreement (and by their execution hereof, the Lenders and Borrowers waive the 30 days’ notice of resignation requirement) and Borrowers hereby appoint Citibank, N.A., pursuant to Section 10.07(h) of the Original Credit Agreement, to be the successor L/C Issuer and Citibank, N.A., by its execution hereof, has agreed to become, and hereby becomes, the successor L/C Issuer and hereby succeeds to all the rights, powers and duties of the resigning L/C Issuer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Original Credit Agreement is amended and restated in its entirety to read as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the terms defined in the introductory paragraph and the Preliminary Statements hereof shall have the meanings therein indicated and the following terms shall have the meanings set forth below:

Acquisition means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by a Loan Party of all or substantially all of the assets located in the United States of a Person or of any business or division of a Person; (b) the acquisition by a Loan Party of more than 50% of any class of Voting Stock (or similar ownership interests) of any Domestic Person; or (c) a merger, consolidation, amalgamation, or other combination by a Loan Party with another Person if a Loan Party is the surviving entity, provided that, (i) in any merger involving a Borrower, such Borrower must be the surviving entity (unless the surviving entity is a Borrower); and (ii) in any merger involving a Wholly-Owned Subsidiary and another Subsidiary, a Wholly-Owned Subsidiary shall be the survivor.

Administrative Agent means Citibank in its capacity as administrative agent and collateral agent under any of the Loan Documents, successor to Royal Bank of Canada, as administrative agent and collateral agent under the Original Credit Agreement, or any successor administrative agent and collateral agent.

Administrative Agent’s Office means the Administrative Agent’s address as set forth on Schedule 10.02, or such other address as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

Administrative Details Form means the Administrative Details Reply Form furnished by a Lender to the Administrative Agent in connection with this Agreement.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Affiliate means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Agent-Related Persons means the Administrative Agent (including any successor administrative agent), the Collateral Agent (including any successor collateral agent) and their respective Affiliates (including the officers, directors, employees, agents and attorneys-in-fact of such Person).

Aggregate Revolving Commitment means collectively the Revolving Commitments of all the Lenders.

Agreement means this Third Amended and Restated Credit Agreement, which amends and restates in its entirety the Original Credit Agreement, as amended, and as this Agreement may be further amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

Applicable Rate means, from time to time, the following percentages per annum, based upon the Utilization Percentage:

Pricing Level	Utilization Percentage	Eurodollar Rate	Base Rate	Letters of Credit	Commitment Fee
1	< 50%	2.50%	1.50%	2.50%	0.50%
2	≥ 50% but < 75%	2.75%	1.75%	2.75%	0.50%
3	≥ 75% but < 90%	3.00%	2.00%	3.00%	0.50%
4	≥90%	3.25%	2.25%	3.25%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Utilization Percentage shall become effective on the date such change occurs.

Approved Fund means any Fund that is administered or managed by a Lender, an Affiliate of a Lender, or an entity or an Affiliate of an entity that administers or manages a Lender.

Approved Hedge Counterparty means BP Energy Company, successor by assignment to BP Corporation North America, Inc., which had entered into an Approved Hedge Counterparty Swap Contract, or any of its Affiliates that enters into (A) a novation agreement or similar arrangement with an Approved Hedge Counterparty or with any Lender or Lender Hedge Provider and is substituted as a counterparty for such Lender or Lender Hedge Provider under any Lender Hedging Agreement or (B) an Approved Hedge Counterparty Swap Contract.

Approved Hedge Counterparty Swap Contract means (i) any Lender Hedging Agreement to which any Approved Hedge Counterparty has become a party by novation or otherwise and succeeded to the rights and obligations of a Lender or Lender Hedge Provider and (ii) any Swap Contract entered into by any Approved Hedge Counterparty with a Loan Party.

Arranger means Citibank.

Assignment and Assumption means an Assignment and Assumption substantially in the form of Exhibit D.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Attorney Costs means and includes the reasonable fees and disbursements of any law firm or other external counsel.

Attributable Indebtedness means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

Authorizations means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

Banking Services means each and any of the following bank services when and if provided to the Loan Parties by any Lender or Affiliate of a Lender: (a) commercial credit cards; (b) stored value cards; and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

Banking Service Obligations means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

Base Rate means for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus one-half of one percent (0.5%), (b) the Prime Rate for such day, and (c) the Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one and one-quarter percent (1.25%); provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service) at approximately 11:00 a.m. (London time) on such day. Any change in the Base Rate due to a change in the Prime Rate, Federal Funds Rate or the Eurodollar Rate shall be effective automatically and without notice to Borrower or any Lender on the effective date of such change in the Prime Rate, Federal Funds Rate or Eurodollar Rate, respectively.

Base Rate Loan means a Revolving Loan that bears interest based on the Base Rate.

Basis Points means for one Basis Point, 1/100th of 1%.

Board means the Board of Governors of the Federal Reserve System of the United States.

Borrower and Borrowers have the meanings specified in the introductory paragraph hereto.

Borrower Affiliate means Parent’s and each Borrower’s respective Subsidiaries other than the Excluded Subsidiaries.

Borrowing means a borrowing consisting of simultaneous Revolving Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

Borrowing Base means the maximum loan amount that may be supported by the Borrowing Base Oil and Gas Properties, as determined by the Administrative Agent and approved by the Lenders or Required Lenders (as applicable) from time to time in accordance with Section 2.02 of this Agreement.

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PostRock MidContinent Production, LLC

Credit Agreement

Borrowing Base Deficiency means the Total Outstandings at any time exceed the lesser of Aggregate Revolving Commitments then in effect and the Borrowing Base then in effect.

Borrowing Base Oil and Gas Properties means those Oil and Gas Properties of the Borrowers and each of the other Loan Parties that are subject to the Liens created by the Collateral Documents.

Borrowing Base Value means, with respect to any Oil and Gas Properties, the value attributed to such Oil and Gas Properties in the most recent Borrowing Base redetermination, as the loan amount that may be supported by the Borrowing Base for such Oil and Gas Properties, as determined by the Administrative Agent and approved by the Lenders or Required Lenders (as applicable) from time to time in accordance with Section 2.02 of this Agreement.

Borrowing Notice means a notice of (a) a Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Revolving Loans as the same Type, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or A-2, as applicable.

Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of Texas, or are in fact closed and, if such day relates to any Eurodollar Rate Loan or the calculation of the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

Capital Expenditure means all expenditures which, in accordance with GAAP (and including for maintenance and growth), would be required to be capitalized and shown on the consolidating balance sheet of Parent with reference to the Borrowers and their consolidated Subsidiaries, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced. Capital Expenditures shall include, without limitation, expenditures made in connection with acquisitions (whether for cash or equity), drilling, gathering lines, and the maintenance or expansion of acreage position.

Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent or Collateral Agent, for the benefit of the L/C Issuer and the Lenders and their Affiliates, as collateral for the L/C Obligations, cash and deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents hereby are consented to by the Lenders).

Cash Equivalents means:

(a) United States Dollars;

(b) direct general obligations or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having remaining maturities of not more than thirteen (13) months, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemptions;

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

(c) certificates of deposit and eurodollar-time deposits with remaining maturities of thirteen (13) months or less, bankers acceptances with remaining maturities not exceeding one hundred eighty (180) days, overnight bank deposits and other similar short term instruments, in each case with any domestic commercial bank having capital and surplus in excess of $250,000,000 and having a rating of at least “A2” by Moody’s or at least “A” by S&P;

(d) repurchase obligations with a remaining term of not more than thirteen (13) months for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications in clause (c) above;

(e) commercial paper (having remaining maturities of not more than two hundred seventy (270) days) of any Person rated “P-1” or better by Moody’s or “A-1” or the equivalent by S&P;

(f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(g) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clause (a) through (f) above, except that with respect to the maturities of the assets included in such funds the requirements of clauses (a) through (f) shall not be applied to the individual assets included in such funds but to the weighted-average maturity of all assets included in such funds.

CEPM means Constellation Energy Partners Management, LLC, a Delaware limited liability company and direct Subsidiary of Parent. CEPM is the only Excluded Subsidiary as of the Closing Date.

Change in Law means (a) the adoption or taking effect of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the L/C Issuer (or, for purposes of Section 3.04(b), by any Lending Office of such Lender or by such Lender’s or the L/C Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

Change of Control means (i) Parent shall fail to own, directly or indirectly, or fail to have voting control over, 100% of the equity interest of Borrowers or (ii) a Parent Change of Control shall occur.

Citibank means Citibank, N.A.

Closing Date means the first date all the conditions precedent in Section 4.01 and Section 4.02 are satisfied or waived (or, in the case of Sections 4.01(e) and (f) waived by the Person entitled to receive the applicable payment).

Code means the Internal Revenue Code of 1986.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Collateral means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien now or hereafter exists in favor of the Secured Parties, or the Administrative Agent or Collateral Agent on behalf of the Secured Parties, including, but not limited to the Borrowing Base Oil and Gas Properties and associated gathering systems and pipelines and substantially all of the personal property (including stock and other equity interests) of the Loan Parties whether under this Agreement, the Collateral Documents, or under any other document executed by any Loan Party and delivered to the Administrative Agent, Collateral Agent or any Secured Party. For the avoidance of doubt, Collateral does not include the Equity Interest in the Excluded Subsidiaries owned directly or indirectly by Parent, the Constellation Equity owned by CEPM, or any other assets owned by CEPM, any Excluded Assets or the Three Little Pipes.

Collateral Agent means Citibank in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

Collateral Documents means (a) each Guaranty, Security Agreement and Mortgage, and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, extension agreements and other similar agreements or instruments executed by any Loan Party, for the benefit of the Secured Parties now or hereafter delivered to the Secured Parties, the Administrative Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable Law) against any Loan Party, as debtor in favor of the Secured Parties, the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties, as secured party, to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrowers under the Loan Documents, whenever made or delivered and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions, restatements, continuations, and extensions of any of the foregoing.

Compensation Period has the meaning set forth in Section 2.11(e)(ii).

Compliance Certificate means a certificate substantially in the form of Exhibit C.

Consolidated EBITDAX means, for any period, for the Parent on a consolidated basis (excluding the Excluded Subsidiaries), an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation, depletion and amortization expense deducted in determining such Consolidated Net Income, (e) merger and acquisition costs required to be expensed under FAS 141(R), (f) expenses associated with the exploration of Oil and Gas Properties and impairment expenses, and (g) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to Swap Contracts or resulting from accounting convention changes, of the Parent on a consolidated basis, all determined in accordance with GAAP.

Consolidated Funded Debt means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis (excluding the Excluded Subsidiaries), the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder, but excluding all reimbursement obligations relating to outstanding but undrawn letters of credit), (b) Attributable Indebtedness pertaining to Capital Leases, (c) Attributable Indebtedness pertaining to Synthetic Lease Obligations, and (d) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) through (c) above.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Consolidated Interest Charges means, for any period, for the Parent and its Subsidiaries (excluding the Excluded Subsidiaries) on a consolidated basis, the excess of (I) the sum of (a) all interest, premium payments, fees, charges and related expenses of the Parent and its Subsidiaries in connection with Indebtedness (net of interest rate Swap Contract settlements) (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Parent and its Subsidiaries (excluding the Excluded Subsidiaries) with respect to such period under Capital Leases that is treated as interest in accordance with GAAP over (II) all interest income for such period.

Consolidated Net Income means, for any period, for the Parent on a consolidated basis, the net income or net loss of Parent and its Subsidiaries (excluding the Excluded Subsidiaries) from continuing operations, provided that there shall be excluded from such net income (to the extent otherwise included therein): (a) the income (or loss) of any entity other than a Subsidiary in which Parent or one of its Subsidiaries (other than the Excluded Subsidiaries) has an ownership interest, except to the extent that any such income has been actually received by Parent or such Subsidiary in the form of cash dividends or similar cash distributions; (b) the income of the Excluded Subsidiaries, except to the extent that any such income has been actually received by Parent in the form of cash dividends or similar cash distributions; (c) net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserve for exposure under rate cases), (d) any gains or losses attributable to non-cash write-ups or write-downs of assets, (e) proceeds of any insurance on property, plant or equipment other than business interruption insurance, (f) any gain or loss net of taxes on the sale, retirement or other disposition of assets (including the capital stock or other equity ownership of any other Person, but excluding the sale of inventories in the ordinary course of business), and (g) the cumulative effect of a change in accounting principles, net of taxes.

Constellation Equity means collectively (i) 485,065 Class A Units and (ii) 5,918,894 Class B Common Units in Constellation Energy Partners LLC, a Delaware limited liability company, owned by CEPM.

Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Credit Extension means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

Debtor Relief Laws means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

Default Rate means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Eurodollar Rate Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

Defaulting Lender means any Lender that (a) has failed to fund any portion of the Revolving Loans or participations in L/C Obligations required to be funded by it under this Agreement within one Business Day of the date required to be funded by it under this Agreement, (b) has otherwise failed to pay

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over to Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Borrowers, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit; (d) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

Disposition or Dispose means the sale (excluding the sale of inventory in the ordinary course of business), transfer, license or other disposition (including any sale and leaseback transaction) of any property (including stock, partnership and other equity interests) by any Person of property owned by such Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, a Restricted Payment is not a Disposition.

Dollar and $ means lawful money of the United States.

Domestic Person means any corporation, general partnership, limited partnership, limited liability partnership, or limited liability company that is organized under the laws of the United States or any state thereof or the District of Columbia.

Eastern means PostRock Eastern Production LLC, a Delaware limited liability company.

Eligible Assignee means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural Person) approved by the Administrative Agent and, unless a Default or an Event of Default has occurred and is continuing, the Borrowers (neither the Administrative Agent’s nor the Borrowers’ approval to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include White Deer Energy, any Borrower, Parent, or any of their respective Affiliates or Subsidiaries.

Environmental Law means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §9601 et seq.) (“CERCLA”), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. § 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. § 1100 1 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. § 4321 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. §401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 201 and § 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

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ERISA means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions of this Agreement relating to obligations imposed under Section 412 of the Code).

ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrowers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrowers or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrowers or any ERISA Affiliate.

Eurodollar Rate means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum described below:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding subsection (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

Eurodollar Rate Loan means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

Event of Default means any of the events or circumstances specified in Section 8.01.

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Evergreen Letter of Credit has the meaning specified in Section 2.14(b)(iii).

Excluded Assets means any contracts, agreements or permits as to which the granting of a security interest in same would cause a default, termination or penalty thereunder or under any applicable requirement of a Governmental Authority.

Excluded Subsidiaries means CEPM and any Subsidiary of CEPM.

Excluded Taxes means any of the following taxes imposed on or with respect to a Lender or the Administrative Agent or required to be withheld or deducted from a payment to a Lender or the Administrative Agent, (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such Lender or the Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such tax (other than connections arising solely from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Borrowing or Loan Document), (b) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Borrowing pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Borrowing (other than pursuant to an assignment request by the Borrower under Section 10.15) or (ii) such Lender changes its lending office, except in each case to the extent that, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) taxes attributable to such Lender’s or the Administrative Agent’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding taxes imposed under FATCA.

Exiting Lenders has the meaning specified in Preliminary Statement (2) hereof.

FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

Fee Letter means the letter agreement, dated November 14, 2012, among the Borrowers and the Arranger.

Federal Funds Rate means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

Foreign Lender means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

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Fund means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversights Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other legal entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Guarantors means Parent, Eastern, PR Holdco, STP and every present and future domestic direct and indirect Subsidiary of the Parent (excluding the Excluded Subsidiaries), each of which undertakes to be liable for all or any part of the Obligations by execution of a Guaranty or an amended and restated Guaranty.

Guaranty means a Guaranty or amended and restated Guaranty now or hereafter made by any Guarantor in favor of the Administrative Agent on behalf of the Lenders, including the Parent Guaranty, each in form and substance acceptable to the Administrative Agent.

Guaranty Obligation means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other payment obligation of the payment thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other payment obligation is assumed by such Person; provided, however, that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be the lesser of (a) an amount equal to the stated or determinable outstanding amount of the related primary obligation

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and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless the outstanding amount of such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

Hazardous Substance means any substance that poses a threat to, or is regulated to protect, human health, safety, public welfare, or the environment, including without limitation: (a) any “hazardous substance,” “pollutant” or “contaminant,” and any “petroleum” or “natural gas liquids” as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ( 42 U.S.C. §§ 9601 et seq.) (CERCLA), (b) “solid waste” as defined by the federal Solid Waste Disposal Act (42 U. S.C. § § 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, (h) putrescible materials, (i) infectious materials, (j) toxic microorganisms, including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.

Honor Date has the meaning set forth in Section 2.14(c)(i).

Hydrocarbons means crude oil, condensate, natural gas, natural gas liquids, coal bed methane and other hydrocarbons and all products refined or separated therefrom.

Indebtedness means, as to any Person at a particular time, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the face amount of all letters of credit (including standby and commercial), banker’s acceptances, surety bonds, and similar instruments issued for the account of such Person, and, without duplication, all drafts drawn and unpaid thereunder;

(c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business not overdue by more than 90 days, and Indebtedness of others (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person, whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;

(d) all obligations of such Person under conditional sales or other title retention agreements relating to property acquired by such Person;

(e) Capital Leases and Synthetic Lease Obligations of such Person; and

(f) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. In addition, the determination of Indebtedness of the Borrowers and/or their Subsidiaries shall be made on a consolidated basis without taking into account any Indebtedness owed by any such Person to any other such Person.

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Indemnified Liabilities has the meaning set forth in Section 10.05.

Indemnitees has the meaning set forth in Section 10.05.

Intercreditor Agreement means that certain Second Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of September 21, 2010, among Borrowers, Royal Bank of Canada, as Original Administrative Agent for the Lenders under the Original Credit Agreement, various other Persons, and Royal Bank of Canada, as collateral agent as amended from time to time, which at all times shall provide that (i) no Approved Hedge Counterparty has any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Approved Hedge Counterparty Swap Contract and (ii) each Approved Hedge Counterparty has a pro rata vote in connection with any action or proposed action to enforce any Lien upon any Collateral.

Interest Coverage Ratio means, for the Parent on a consolidated basis, for any four quarter period and as of any determination date, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to Section 6.02(a) for the Borrowers, the ratio of (a) Consolidated EBITDAX for such trailing four quarter period ending on the determination date to (b) Consolidated Interest Charges for such four quarter period.

Interest Payment Date means, (a) as to any Revolving Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Revolving Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

Interest Period means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrowers in its Borrowing Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

Investment means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For the avoidance of doubt, a Person will not be deemed to have acquired an Investment hereunder by the mere fact of such

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Person’s acquisition of the capital stock of a Wholly-Owned Subsidiary formed by such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon, and shall, if made by the transfer or exchange of property other than cash be deemed to have been made in an amount equal to the fair market value of such property.

IRS means the United States Internal Revenue Service.

ISDA means the International Swaps and Derivatives Association, Inc

Law means (i) any applicable statute, permit, ordinance, treaty, rule or regulation of any Governmental Authority, (ii) any applicable court decision, judgment, order, decree, injunction or ruling, and (iii) any applicable regulatory bulletin or guidance, or examination order or recommendation of a Governmental Authority.

L/C Advance means, with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share.

L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

L/C Credit Extension means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

L/C Issuer means Citibank in its capacity as issuer of Letters of Credit hereunder, successor to Royal Bank of Canada, as letter of credit issuer under the Original Credit Agreement, and any successor issuer of Letters of Credit hereunder which is a Lender or an Affiliate of a Lender acceptable to Borrowers and Administrative Agent.

L/C Obligations means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

Leases means oil and gas leases and all oil, gas and mineral leases constituting any part of the Borrowing Base Oil and Gas Properties.

Lender means each New Lender and, as the context requires, includes the L/C Issuer, together with each Eligible Assignee that becomes a party hereto pursuant to an Assignment and Assumption pursuant to Section 10.07, but shall in no circumstance include a Lender that has assigned all its rights and obligations hereunder.

Lender Hedge Provider means with respect to any Swap Contract of a Borrower, any Person party thereto that was a Lender or an Affiliate of a Lender at the time such Swap Contract was entered into.

Lender Hedging Agreement means (i) a Swap Contract between a Borrower and a Lender or Lender Hedge Provider and (ii) an Approved Hedge Counterparty Swap Contract.

Lending Office means, as to any Lender, the office or offices of such Lender set forth on its Administrative Details Form, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

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Letter of Credit means any standby letter of credit issued hereunder.

Letter of Credit Application means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

Letter of Credit Expiration Date means the fifth Business Day prior to the Maturity Date.

Letter of Credit Sublimit means at any time an amount equal to 10% of the Borrowing Base then in effect.

Leverage Ratio means, for the Parent on a consolidated basis, the ratio, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to Section 6.02(a), of (a) Consolidated Funded Debt as of the determination date to (b) Consolidated EBITDAX for the four (4) fiscal quarters ending on the applicable determination date.

Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever to secure or provide for payment of any obligation of any Person (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction, other than any financing statement filed as a notice filing), including the interest of a purchaser of accounts receivable.

Loan Documents means this Agreement, each Revolving Note, each of the Collateral Documents, each Borrowing Notice, each Compliance Certificate, the Guaranties, each Letter of Credit Application, and each other agreement, document or instrument delivered by any Loan Party or any of their respective Subsidiaries from time to time in connection with this Agreement and the Revolving Notes; provided, however, that in no event shall any Lender Hedging Agreement or any agreement in respect of Banking Service Obligations constitute a Loan Document hereunder.

Loan Party means Parent, each of the Borrowers, each Subsidiary Guarantor, and each other entity that is an Affiliate of the Borrowers that executes one or more Loan Documents. For the avoidance of doubt, the term “Loan Party” does not include the Excluded Subsidiaries.

Marketable Title means good and indefeasible title, free and clear of all Liens other than Permitted Liens.

Master Note Assignment has the meaning specified in Preliminary Statement (2) hereof.

Material Acquisition means any acquisition of Oil and Gas Properties or series of related acquisitions of Oil and Gas Properties that involves the payment of consideration (including, without limitation, the issuance of equity) by any Borrower and its Subsidiaries in excess of five percent (5%) of the then current Borrowing Base.

Material Adverse Effect means: (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or financial condition of the Loan Parties taken as a whole; (b) a material adverse effect on the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against a Borrower or any other Loan Party of any Loan Documents; or (d) a material adverse change in, or a material adverse effect upon, the Borrowing Base Oil and Gas Properties, taken as a whole, excluding changes in commodity prices.

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Material Agreements means the Organization Documents of each Loan Party and any agreement or agreements entered into in replacement or substitution of any of the foregoing.

Material Disposition means any sale, transfer or other disposition of Borrowing Base Oil and Gas Properties or series of related sales, transfers or other dispositions of Borrowing Base Oil and Gas Properties that yields gross proceeds to the Borrowers or their respective Subsidiaries in excess of five percent (5%) of the then current Borrowing Base.

Maturity Date means the earliest of (a) December 20, 2016, (b) the date of any refinancing of the credit facility set forth in this Agreement; or (c) the effective date of any other termination, cancellation, or acceleration of the Aggregate Revolving Commitment under this Agreement.

Maximum Amount and Maximum Rate respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.

Midstream Businesses means gathering, transportation, fractionation, processing, marketing, and storage of natural gas, crude oil, natural gas liquids and other liquid and gaseous hydrocarbons and businesses closely related to the foregoing.

Moody’s means Moody’s Investors Service, Inc.

Mortgaged Properties means collectively all the Mortgaged Property as defined in the Mortgages and Mortgaged Property individually means any one of such Mortgaged Properties.

Mortgages means the mortgages, deeds of trust, or similar instruments executed by any of the Loan Parties in favor of Administrative Agent or Collateral Agent, for the benefit of the Secured Parties, including the Mortgages creating a first lien on the Borrowing Base Oil and Gas Properties and associated gathering systems and pipelines and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor, and Mortgage means each of such Mortgages).

Multiemployer Plan means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrowers or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

New Lenders has the meaning specified in Preliminary Statement (2) hereof.

Nonrenewal Notice Date has the meaning specified in Section 2.14(b)(iii).

Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. In addition, all references to the “Obligations” in the Collateral Documents and in Sections 2.11, 2.13, 10.01(e) and 10.09 and Articles VI and VII of this Agreement shall, in addition to the foregoing, also include all Banking Service Obligations and all present and future indebtedness, liabilities, and obligations (and all

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renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender Hedge Provider arising pursuant to any Lender Hedging Agreement and all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to an Approved Hedge Counterparty arising pursuant to any Approved Hedge Counterparty Swap Contract.

Obligor means the Borrowers and any other Person (other than the Administrative Agent, Collateral Agent, L/C Issuer or any Lender) obligated under any Loan Document.

Oil and Gas Properties means fee, leasehold or other interests in or under mineral estates or Hydrocarbon leases with respect to properties situated in the United States, including overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

Organization Documents means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

Original Administrative Agent has the meaning specified in Preliminary Statement (1) hereof.

Original Credit Agreement has the meaning specified in Preliminary Statement (1) hereof.

Other Taxes has the meaning specified in Section 3.01(b).

Outstanding Amount on any date (i) with respect to Revolving Loans, means the aggregate principal amount thereof after giving effect to any Borrowings and prepayments or repayments occurring on such date, (ii) with respect to any L/C Obligations, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date, and (iii) for purposes of Section 2.11(d) with respect to Obligations under a Lender Hedging Agreement, means the amount then due and payable under such Lender Hedging Agreement and (iv) with respect to Banking Service Obligations, means the amount then due and payable in connection with the provision of Banking Services.

Parent means PostRock Energy Corporation, a Delaware corporation.

Parent Change of Control means any Person or two or more Persons acting in concert (other than White Deer Energy or its Affiliates) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 50% of the outstanding shares of, and warrants relating to, Voting Stock of Parent; provided, however, that a merger of Parent into another entity in which the other entity is the survivor shall not be deemed a Parent Change of Control, if Parent’s stockholders of record as constituted immediately prior to such acquisition hold more than 50% of the outstanding shares of, and warrants relating to, Voting Stock of the surviving entity; and provided further however, that in no event will the issuance of new equity by Parent constitute a Parent Change of Control.

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Parent Guaranty means the Second Amended and Restated Guaranty, dated as of the Closing Date, executed by Parent for the benefit of the Lenders, as its terms and conditions may be hereafter amended.

Parent Series A Preferred Stock means Parent’s 12% Series A Cumulative Redeemable Preferred Stock issued to White Deer Energy, as its terms and conditions may be hereafter amended.

Participant has the meaning specified in Section 10.07(d).

PBGC means the Pension Benefit Guaranty Corporation.

Pension Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2)(A) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrowers or any ERISA Affiliate or to which the Borrowers or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

Permitted Acquisition means any Acquisition by a Loan Party resulting in ownership of assets the substantial portion of which are located inside the United States, or of equity interests in a Domestic Person or a non-Domestic Person whose material business operations and assets are located in the U.S.; provided, however, that the following requirements have been satisfied:

(i) if such Acquisition results in a Borrower’s ownership of a Subsidiary, the Borrower shall have complied with the requirements of Sections 6.14 and 6.15 as of the date of such Acquisition or, if later, the date specified in Sections 6.14 and 6.15;

(ii) with respect to Acquisitions involving acquisitions of an equity interest, such Acquisition shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired;

(iii) as of the closing of such Acquisition and after giving pro form effect to such Acquisition, the Interest Coverage Ratio shall be greater than 3.0 to 1.0 and the Leverage Ratio shall be less than or equal to 3.5 to 1.0, in each case as calculated in accordance with Section 7.16(e); and

(iv) as of the closing of such Acquisition no Default or Event of Default shall exist or occur as a result of, and after giving effect to, such Acquisition.

Permitted Liens means Liens permitted under Section 7.01 as described in such Section.

Person means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

Plan means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

PR Holdco means PostRock Holdco, LLC, a Kansas limited liability company and Wholly-Owned Subsidiary of PESC.

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Prime Rate means for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” Such rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

Pro Rata Share means with respect to each Lender, at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the Revolving Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to Section 10.07. The initial Pro Rata Share of each Lender is set out opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

Proved Developed Producing Reserves means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions for Oil and Gas reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

Proved Reserves means Proved Reserves as defined in the Definitions for Oil and Gas reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

PV9 means the present worth of future net income, discounted to present value at the simple interest rate of nine percent (9%) per year.

RBC Cash Collateral Agreement means collectively (i) that certain Pledge Agreement Deposit Accounts and Deposit Balances dated on or about the Closing Date between PMP and RBC, (ii) that certain Deposit Account Agreement and Signature Card dated on or about the Closing Date between PMP and RBC, and (iii) that certain Deposit Account Agreement Terms and Conditions dated on or about the Closing Date, pursuant to which PMP will cash collateralize the RBC Letters of Credit.

RBC Letters of Credit means the following letters of credit in the face amount of [$1,400,000] issued by RBC, as Original L/C Issuer, under the Original Credit Agreement which are outstanding as of the Closing Date and which will be cash collateralized pursuant to the RBC Cash Collateral Agreement.

Register has the meaning set forth in Section 10.07(c).

Related Parties means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliate.

Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

Repayment Notice means a notice of repayment of a Borrowing pursuant to Section 2.04(a), which, if in writing, shall be substantially in the form of Exhibit A-3.

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Reportable Event means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Request for Credit Extension means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Borrowing Notice, and (b) with respect to an L/C Extension, a Letter of Credit Application.

Required Lenders means, as of any date of determination, Lenders having more than 66+2/3% of the Aggregate Revolving Commitments or, if the Revolving Commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 66+2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

Reserve Report means a report acceptable to the Administrative Agent, using economic parameters (including but not limited to Hydrocarbon prices, escalation rates, discount rate assumption and other economic assumptions) acceptable to the Administrative Agent, regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties, and incorporating the present cost of appropriate plugging and abandonment obligations to be incurred in the future, taking into account any plugging and abandonment fund required to be accrued or established by Borrowers out of cash flow from the Borrowing Base Oil and Gas Properties covered by such report with respect to such future obligations.

Responsible Officer means the president, chief executive officer, executive vice president, senior vice president, vice president, chief financial officer, controller, treasurer or assistant treasurer of a Person. To the extent any Person does not have a Responsible Officer, as defined herein, a Responsible Officer of such Person’s parent may be substituted therefor. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company, and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

Restricted Payment by a Person means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.

Revolving Commitment means, as to each Lender, its obligation to (a) make Revolving Loans to Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) the amount set out opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (ii) such Lender’s Pro Rata Share of the Borrowing Base then in effect.

Revolving Loan means an extension of revolving credit by a Lender to the Borrowers pursuant to Section 2.01.

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Revolving Note means a revolving promissory note of the Borrowers in substantially the form of Exhibit B, evidencing the obligation of Borrowers to repay the Revolving Loans and all renewals and extensions of all or any part thereof and “Revolving Notes” collectively means all of such promissory notes.

Rights means rights, remedies, powers, privileges, and benefits.

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

Secured Parties means the Lenders party to this Agreement, the Lender Hedge Providers party to a Lender Hedging Agreement and any Approved Hedge Counterparty party to an Approved Hedge Counterparty Swap Contract.

Security Agreements means, collectively, the security agreements, or similar instruments, executed by any of the Loan Parties in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties, creating a first lien on all assets securing the Obligations, in form and substance acceptable to the Administrative Agent, and all supplements, assignments, amendments, and amendments and restatements thereto (or any agreement in substitution therefor), and “Security Agreement” means each of such Security Agreements.

STP means STP Newco, Inc., an Oklahoma corporation.

Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrowers.

Subsidiary Guarantor means any Subsidiary of the Parent (other than the Borrowers) or of the Borrowers that executes a Subsidiary Guaranty.

Subsidiary Guaranty means any Guaranty made by a Subsidiary of Parent or of any of the Borrowers in favor of the Administrative Agent on behalf of the Lenders, in form and substance acceptable to the Administrative Agent.

Successor Administrative Agent has the meaning specified in Section 10.22(a).

Swap Contract means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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Swap Termination Value means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

Synthetic Lease Obligation means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are depreciated for tax purposes by such Person.

Taxes has the meaning set forth in Section 3.01(a).

Three Little Pipes means the three (3) small ancillary pipelines identified as the Augusta System, the OCF System and the Quindaro System, located in Kansas, owned by MidContinent.

Total Outstandings means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

Type means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

Unfunded Pension Liability means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

United States or U.S. means the United States of America, its fifty states and the District of Columbia.

Unreimbursed Amount has the meaning set forth in Section 2.14(c)(i).

Utilization Percentage means, on any day, the ratio, stated as a percentage of the aggregate principal amount of the Total Outstandings to the Aggregate Revolving Commitments.

Voting Stock means the capital stock (or equivalent thereof) of any class or kind, of a Person, the holders of which are entitled to vote for the election of directors, managers, or other voting members of the governing body of such Person.

White Deer Energy means any one or more of White Deer Energy L.P., a Cayman Islands exempted limited partnership, White Deer Energy TE L.P., and White Deer Energy FI L.P.

Wholly-Owned when used in connection with a Person means any Subsidiary of such Person of which all of the issued and outstanding equity interests (except shares required as directors’ qualifying shares) shall be owned by such Person or one or more of its Wholly-Owned Subsidiaries.

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1.02. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the consolidated financial condition of Parent shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, leases classified as operating leases in accordance with GAAP will be treated in a manner consistent with the treatment of such leases under GAAP as in effect on December 31, 2011, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

1.04. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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1.05. References to Agreements, Persons and Laws; Rules of Construction. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents). No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representatives drafted such provision.

ARTICLE II.

THE REVOLVING COMMITMENTS AND BORROWINGS

2.01. Revolving Loans. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make revolving loans (each such revolving loan a “Revolving Loan”) to Borrowers from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment as set forth on Schedule 2.01; provided that, after giving effect to any Borrowing, (a) the Total Outstandings shall not exceed the lesser of (i) Aggregate Revolving Commitments and (ii) the Borrowing Base, and (b) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02. Borrowing Base.

(a) The Borrowing Base in effect as of the date of this Agreement is $90,000,000 and without the consent of all Lenders shall not exceed such amount and each Lender may exercise its sole and absolute discretion in determining whether to agree to any increase above $90,000,000. The Borrowing Base in existence at any time may not be increased without the consent of one hundred percent (100%) of the Lenders.

(b) The first redetermined Borrowing Base will be based upon a Reserve Report dated effective as of December 31, 2012 which shall set out the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. This Reserve Report shall be prepared by Cawley & Gillespie & Associates, Inc. or other independent reservoir engineers reasonably acceptable to Administrative Agent and shall include a reconciliation from the December 31, 2011 Reserve Report. This Reserve Report shall be delivered to the Administrative Agent on or before March 31, 2013. The Administrative Agent shall make a determination of the first redetermined Borrowing Base and submit the first redetermined

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Borrowing Base to the Lenders for approval, with such first redetermined Borrowing Base to become effective on May 1, 2013, and, in the case of an increase in the Borrowing Base, upon approval of all Lenders and the L/C Issuer, and in the case of maintaining or decreasing the Borrowing Base, upon approval of the Administrative Agent and the Required Lenders and in any case with the subsequent written notification from the Administrative Agent to the Borrowers. Administrative Agent shall announce the first redetermined Borrowing Base on or about May 1, 2013 (but no later than May 15, 2013). Such redetermined Borrowing Base, subject to the other provisions of this Agreement, shall be the Borrowing Base until the effective date of the next redetermination of the Borrowing Base as set out in Section 2.02(c).

(c) After the first redetermination of the Borrowing Base to become effective May 1, 2013, the Borrowing Base shall thereafter be redetermined from time to time pursuant to the provisions of this Section 2.02(c) relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. On or before each March 31 and September 30 thereafter until the Maturity Date, commencing September 30, 2013, the Borrowers shall furnish to the Administrative Agent a Reserve Report, which shall set out, as of each preceding December 31 or June 30, as applicable, the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. Each June 30 Reserve Report may be prepared by one of the Borrowers’ own internal petroleum engineers, shall be certified by the President or other Responsible Officer of such Borrower, and shall be internally generated and prepared on a roll forward basis from the prior Reserve Report. Each Reserve Report relating to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties as of December 31 shall be prepared by Cawley Gillespie & Associates, Inc. or other independent reservoir engineers acceptable to Administrative Agent. Each Reserve Report as of June 30 shall include a reconciliation from the prior December 31 Reserve Report. Upon receipt of each such Reserve Report commencing with the Reserve Report as of December 31, 2012 delivered on or before March 31, 2013, the Administrative Agent shall make a determination of the Borrowing Base which shall become effective on or about May 1 or November 1 of each year, and, in the case of an increase in the Borrowing Base, upon approval of all Lenders and the L/C Issuer, and in the case of maintaining or decreasing the Borrowing Base, upon approval of the Administrative Agent and the Required Lenders and in any case with the subsequent written notification from the Administrative Agent to the Borrowers. Administrative Agent shall announce the redetermined Borrowing Base on or about November 1 (but no later than November 15) with respect to the June 30 Reserve Report (delivered in September) and on or about May 1 of each year (but no later than May 15 of each year) with respect to the December 31 Reserve Report (delivered in March). Such redetermined Borrowing Base, subject to the other provisions of this Agreement, shall be the Borrowing Base until the effective date of the next redetermination of the Borrowing Base as set out in this Section 2.02.

(d) During each successive period between scheduled redeterminations of the Borrowing Base, the Administrative Agent shall have the right to initiate, and shall initiate at the request of Required Lenders, one (1) unscheduled redetermination of the Borrowing Base by requesting in writing that the Borrowers provide an unscheduled internally generated Reserve Report regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties with an effective date not more than sixty (60) days prior to the Borrowers’ delivery of such Reserve Report to the Administrative Agent, and such Reserve Report shall be delivered to the Administrative Agent within thirty (30) days after the Borrowers’ receipt of such written request; provided, however, that there shall not be any more than two (2) unscheduled redeterminations of the Borrowing Base under this Section 2.02(d) during any twelve (12) month period.

(e) In addition to the redetermination provided for in Section 2.02(d), upon (i) a Material Disposition or any material (in the judgment of the Administrative Agent or the Required Lenders) defect in title, or failure of title to, five percent (5%) or more of the PV9 of the Borrowing Base Oil and Gas Properties, or (ii) any Swap Contracts being amended, modified, terminated or unwound and after taking

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into account the effect of any such amendment, modification, termination or unwinding and the effect of any new Swap Contracts entered into, the Borrowing Base would be reduced by five percent (5%) or more of the PV9 of the Borrowing Base Oil and Gas Properties, the Administrative Agent may, and upon the request of the Required Lenders shall, redetermine the Borrowing Base by requesting in writing that the Borrowers provide an unscheduled internally generated Reserve Report regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties with an effective date not more than sixty (60) days prior to the Borrowers’ delivery of such Reserve Report to the Administrative Agent, and such Reserve Report shall be delivered to the Administrative Agent within thirty (30) days after the Borrowers’ receipt of such written request.

(f) Reserved.

(g) During each period between scheduled redeterminations of the Borrowing Base, the Borrowers shall have the right to request, by written notice to the Administrative Agent, one (1) unscheduled redetermination of the Borrowing Base, subject to contemporaneously providing to the Administrative Agent a Reserve Report with an effective date not more than sixty days prior to the date of such notice; provided, however, that there shall not be any more than two (2) unscheduled redeterminations of the Borrowing Base under this Section 2.02(g) during any twelve (12) month period.

(h) In addition to the redetermination provided for in Section 2.02(e), upon a Material Acquisition, the Borrowers may, from time to time upon written notice to the Administrative Agent, propose to add Oil and Gas Properties to the Borrowing Base Oil and Gas Properties and other Collateral to the Borrowing Base. Any such proposal to add Oil and Gas Properties to the Borrowing Base Oil and Gas Properties shall be accompanied by a Reserve Report applicable to such properties that conforms to the requirements of Section 2.02, and evidence sufficient to establish that the Borrowers or the other applicable Loan Party has Marketable Title to such Oil and Gas Properties or other Collateral, and any such addition shall become effective at such time as: (a) the Administrative Agent, with the approval of all the Lenders, has made a determination of the amount by which the Borrowing Base would be increased as the result of such addition and (b) the conditions set out in Article IV hereof, to the extent they are applicable to such additional Oil and Gas Properties or other Collateral of the Borrowers, have been satisfied. In determining the increase in the Borrowing Base pursuant to this Section, the Administrative Agent and the Lenders shall apply the parameters and other credit factors set out in this Section 2.02.

(i) If in connection with a redetermination of the Borrowing Base maintaining or decreasing the Borrowing Base, the Required Lenders cannot otherwise agree on the new Borrowing Base, then the Borrowing Base shall be the highest amount on which Required Lenders and Administrative Agent can agree as the Borrowing Base. However, the amount of the Borrowing Base shall never be increased at any time without the unanimous consent of all the Lenders, notwithstanding anything else herein to the contrary.

(j) The Borrowing Base shall represent the Required Lenders’ approval (except where unanimous consent is required) of the Administrative Agent’s determination, in accordance with their customary oil and gas lending practices, of the maximum Credit Extensions that may be supported by the Borrowing Base Oil and Gas Properties and the Borrowers acknowledge, for purposes of this Agreement, such determination by the Administrative Agent as being the maximum Credit Extensions that may be supported by the Borrowing Base Oil and Gas Properties. In making any redetermination of the Borrowing Base, the Administrative Agent and the Lenders shall apply the parameters and other credit factors consistently applied then generally being utilized by the Administrative Agent and each such Lender, respectively, for Borrowing Base redeterminations for their petroleum industry customers, including economic pricing parameters, methodology, assumptions and customary procedures and

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standards. The Borrowers, Lenders and the Administrative Agent acknowledge that (i) due to the uncertainties of the oil and gas extraction process, the Borrowing Base Oil and Gas Properties are not subject to evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value, (ii) for this reason and the difficulties and expenses involved in liquidating and collecting against the Borrowing Base Oil and Gas Properties, the Administrative Agent’s determination of the maximum Credit Extensions with respect to the Borrowing Base Oil and Gas Properties contains an equity cushion, which equity cushion is acknowledged by the Borrowers as essential for the adequate protection of the Lenders, and (iii) decisions regarding the Borrowing Base shall be made by the Lenders in their sole discretion.

2.03. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Revolving Loans as the same Type shall be made upon Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than noon, Dallas time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) one Business Day prior to the conversion of Eurodollar Rate Loans to Base Rate Loans, or the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by a Responsible Officer of each Borrower. Each Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; provided that any Base Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the Unreimbursed Amount as provided in Section 2.14(c)(i). Each Borrowing Notice (whether telephonic or written) shall specify (i) whether a Borrower is requesting a Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Revolving Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrowers fail to specify a Type of Revolving Loan in a Borrowing Notice or if Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrowers request a Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans in any such Borrowing Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than noon, Dallas time, on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in Sections 4.01 and 4.02, as applicable, the Administrative Agent shall make all funds so received available to a Borrower in like funds as received by the Administrative Agent

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either by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by such Borrower; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to such Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Revolving Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(d) After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than six (6) Interest Periods in effect at any given time with respect to Revolving Loans.

2.04. Prepayments.

(a) Optional Prepayments. The Borrowers may, upon delivery of a Repayment Notice to the Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part Revolving Loans outstanding under this Agreement without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than noon, Dallas time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by Borrowers, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

Unless a Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would arise as a result thereof, any payment or prepayment of the Revolving Loans may be reborrowed by Borrowers, subject to the terms and conditions hereof.

(b) Mandatory Prepayments. If for any reason (including a redetermination of the Borrowing Base) a Borrowing Base Deficiency exists (other than as a result of a Credit Extension having been mistakenly or impermissibly made which causes the Total Outstandings to exceed the lesser of (A) Aggregate Revolving Commitments and (B) the Borrowing Base, in which case any Borrowing Base Deficiency is required to be cured by prepayment on the Business Day after the Borrowers are advised of the Borrowing Base Deficiency), the Borrowers shall, within thirty (30) days after being notified of such

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Borrowing Base Deficiency by the Administrative Agent, indicate in writing the Borrowers’ election to do one or more of the following to eliminate such Borrowing Base Deficiency:

(i) prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such Borrowing Base Deficiency on or before the thirtieth (30th) day after being notified of the Borrowing Base Deficiency;

(ii) prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such Borrowing Base Deficiency in six (6) equal monthly installments beginning on or before the thirtieth (30th) day after being notified of the Borrowing Base Deficiency; and

(iii) within sixty (60) days after being notified of such Borrowing Base Deficiency, add to the Borrowing Base Oil and Gas Properties additional Oil and Gas Properties of the Borrowers or another Loan Party sufficient in value, as determined pursuant to Section 2.02, or add other Collateral in value and quantity satisfactory to the Lenders in their sole discretion to increase the Borrowing Base to equal or exceed the Total Outstandings.

(c) Mandatory Prepayments of Borrowing Base Oil and Gas Properties. An amount equal to Borrowing Base Value of any Oil and Gas Properties sold in a Material Disposition shall be prepaid on the Revolving Loans (or be used to Cash Collateralize Letters of Credit, if no Revolving Loans are outstanding) by the selling Loan Party. On any date on which a Loan Party makes a Material Disposition of any of the Borrowing Base Oil and Gas Properties, the Borrowing Base shall be automatically reduced by the Borrowing Base Value of the properties so Disposed. Following any such prepayment and reduction of the Borrowing Base, any Borrower shall have the right to request a Borrowing Base redetermination (which right shall be in addition to any Borrower’s right to request a redetermination of the Borrowing Base pursuant to Section 2.02(g)). (For clarification, a prepayment of the Revolving Loans may be reborrowed, if, after a Borrowing Base redetermination or automatic reduction (if required hereunder), there is sufficient Borrowing Base to permit such reborrowing).

(d) Certain Other Mandatory Prepayments.

(i) 100% of the net cash proceeds received by any Loan Party from all (A) asset sales not otherwise covered by Section 2.04(c), excluding (1) sales of assets or equity of the Excluded Subsidiaries and (2) proceeds from any sale of assets that does not exceed an amount equal to five percent (5%) of the Borrowing Base then in effect, (B) insurance proceeds and (C) condemnation recoveries;

(ii) 100% of the net cash proceeds of the issuance or incurrence of any Indebtedness by any Loan Party not otherwise permitted;

(iii) 100% of the net cash proceeds from any issuance of equity securities of, or from any capital contribution (from any Person making a capital contribution other than a Loan Party) to, any Loan Party; provided however, that if the proceeds of such equity issuance or capital contribution, as applicable, are used to make a Permitted Acquisition, no mandatory prepayment shall be required to be made and further provided, that if (A) no Default or Event of Default has occurred and is then continuing, (B) after giving pro forma effect to such equity issuance or capital contribution, as applicable, the Leverage Ratio is not greater than 3.00 to 1.00 both immediately before and after giving effect to such event (computed after giving pro forma effect to such issuance or contribution) and (c) both immediately before and after giving effect to such proposed equity issuance or capital contribution, as applicable, the Total Outstandings are not more than eighty–five (85%) of the Borrowing Base as of such date, then no mandatory prepayments shall be required to be made.

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(e) Change of Control. Upon a Change of Control, the Borrowers shall repay to the Lenders the aggregate principal amount of Revolving Loans outstanding, together with all accrued and unpaid interest and fees and Cash Collateralize the L/C Obligations contemporaneously with such Change of Control.

(f) Prepayments: Interest/Consequential Loss. All prepayments under this Section 2.04 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts due under Section 3.05.

2.05. Reduction or Termination of Revolving Commitments. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitment or permanently reduce the Aggregate Revolving Commitment to an amount not less than the sum of the Outstanding Amount of the then existing (i) unpaid principal balance of the Revolving Loans and (ii) L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than noon, three Business Days prior to (or if all the outstanding Borrowings are Base Rate Loans, no later than noon on) the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination. Once reduced in accordance with this Section, the Aggregate Revolving Commitment may not be increased. Any reduction of the Aggregate Revolving Commitment shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. Except in connection with a termination or reduction of the entire Aggregate Revolving Commitment, all commitment fees on the portion of the Aggregate Revolving Commitment so terminated which have accrued to the effective date of any termination of the Aggregate Revolving Commitment shall at Administrative Agent’s option either be paid on the effective date of such termination or on the date when such commitment fee would otherwise be due.

2.06. Repayment of Revolving Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date, together with all accrued and unpaid interest and fees.

2.07. Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) If any amount payable by the Borrowers under any Loan Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law, including, for example any Borrowing Base Deficiency existing beyond the applicable time periods permissible under Section 2.04. Furthermore, while any Event of Default exists or after acceleration (i) the Borrowers shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law, and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest, to the extent allowed by Law) shall be due and payable upon demand.

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(c) Interest on each Revolving Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Outstanding Amount of any Revolving Loans or L/C Obligations, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Borrowers shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on such Outstanding Amount.

2.08. Fees (a). Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) in accordance with its Pro Rata Share, a commitment fee equal to the “Commitment Fee” specified in the definition of the term Applicable Rate times the actual daily amount by which the lesser of (i) the Aggregate Revolving Commitment (subject to reduction pursuant to Sections 2.04 and 2.05) and (ii) the Borrowing Base exceeds the sum of (1) the Outstanding Amount of Revolving Loans plus (2) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date (except as to any Defaulting Lender, during any period in which a Lender is a Defaulting Lender) and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall accrue at all times (except as respects a Defaulting Lender), including at any time during which one or more of the conditions in Article IV is not met.

2.09. Computation of Interest and Fees. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest (including interest on Eurodollar Rate Loans) and all fees (including fees specified under the heading “Letter of Credit” in the definition of Applicable Rate) shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Revolving Loan for the day on which the Revolving Loan is made, and shall not accrue on a Revolving Loan, or any portion thereof, for the day on which the Revolving Loan or such portion is paid; provided that any Revolving Loan that is repaid on the same day on which it is made shall bear interest for one day.

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2.10. Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Revolving Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Revolving Loans or the L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control absent manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender’s Revolving Loans may be evidenced by one or more Revolving Notes. Each Lender may attach schedules to its Revolving Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Revolving Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

2.11. Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than noon, Dallas time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after noon, Dallas time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the definition of “Interest Period,” if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) If no Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to fees (which shall not be deemed to include Banking Service Obligations), second to accrued interest then due and payable on the Outstanding Amount of Revolving Loans and L/C Obligations, and then to the remaining Obligations in the order and manner as Borrowers may direct.

(d) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully the Obligations, or if an Event of Default exists, any payment or prepayment shall be applied in the following order: (i) to the payment of enforcement expenses incurred by the Administrative Agent, including Attorney Costs; (ii) to the ratable payment of all fees (which shall not be deemed to include Banking Service Obligations), expenses and indemnities (including amounts payable under Article III)

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for which the Administrative Agent, Lenders or Approved Hedge Counterparty have not been paid or reimbursed in accordance with the Loan Documents or Approved Hedge Counterparty Swap Contract (as used in this Section 2.11(d)(ii), a “ratable payment” for any Lender, the Administrative Agent or Approved Hedge Counterparty shall be, on any date of determination, that proportion which the portion of the total fees, expenses and indemnities owed to such Lender, the Administrative Agent or Approved Hedge Counterparty bears to the total aggregate fees, expenses and indemnities owed to all Lenders, the Administrative Agent and Approved Hedge Counterparty on such date of determination); (iii) to the ratable payment of accrued and unpaid Letter of Credit fees, the Outstanding Amount of L/C Borrowings, accrued and unpaid interest on, and principal of, the Outstanding Amount of Revolving Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements; (it being understood that for purposes of this clause (iii) the Outstanding Amount of Obligations under Lender Hedging Agreements refers to payments owing in connection with an Early Termination Date as defined in the 2002 Master Agreement form promulgated by the ISDA (or equivalent type payment obligation if some other form of Swap Contract is in effect)(as used in this Section 2.11(d)(iii), “ratable payment” means for any Lender (or Lender Hedge Provider, in the case of Lender Hedging Agreements or any Approved Hedge Counterparty, in the case of an Approved Hedge Counterparty Swap Contract), on any date of determination, that proportion which the accrued and unpaid Letter of Credit fees, the Outstanding Amount of L/C Borrowings, accrued and unpaid interest on, and principal of, the Outstanding Amount of Revolving Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to such Lender (or Lender Hedge Provider, in the case of Lender Hedging Agreements or any Approved Hedge Counterparty, in the case of an Approved Hedge Counterparty Swap Contract) bears to the accrued and unpaid Letter of Credit fees, the Outstanding Amount of L/C Borrowings, accrued and unpaid interest on, and principal of, the Outstanding Amount of Revolving Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to all Lenders and Lender Hedge Providers, in the case of Lender Hedging Agreements or any Approved Hedge Counterparty, in the case of an Approved Hedge Counterparty Swap Contract)); (iv) to Cash Collateralize the Letters of Credit; and (v) to the payment of the remaining Obligations, if any, in the order and manner the Required Lenders deem appropriate. Subject to Section 2.14(g), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (iv) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(e) Unless any Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

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(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.

(f) If any Lender makes available to the Administrative Agent funds for any Revolving Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(g) The obligations of the Lenders hereunder to make Revolving Loans are several and not joint. The failure of any Lender to make any Revolving Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.

(h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Revolving Loan in any particular place or manner.

2.12. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Loans made by it, or the participations in the L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent, of such fact, and (b) purchase from the other Lenders such participations in the Revolving Loans made by them, and/or such subparticipations in the participations in L/C Obligations held by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to

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Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.13. Pari Passu Lien Securing Lender Hedging Obligations and Banking Service Obligations. All Obligations arising under the Loan Documents, including, without limitation, Obligations under this Agreement, Banking Service Obligations and Obligations under any Lender Hedging Agreement (but not Indebtedness of any Borrower or Borrower Affiliate owing to any non-Lender, non-Lender Affiliate or any Person other than any Approved Hedge Counterparty which enters into a Swap Contract with any Borrower or any Borrower Affiliate), shall be secured pari passu by the Collateral. No Lender Hedge Provider or any Approved Hedge Counterparty shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it in connection with any Banking Service Obligations or under any such Lender Hedging Agreement.

2.14. Letters of Credit. (a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.14, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any Borrower (and such Letters of Credit may be issued for the benefit of any Borrower, or any of its Subsidiaries), and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Revolving Commitment, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, any Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with

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jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; provided, however, if any of the forgoing occur, then the Borrowers may, at their sole expense and effort, upon notice to L/C Issuer and Administrative Agent, require the L/C Issuer to resign as L/C Issuer and a new replacement L/C Issuer be appointed, which new replacement L/C Issuer shall be reasonably acceptable to the Administrative Agent;

(B) subject to Section 2.14(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer generally applicable to all borrowers; or

(E) such Letter of Credit is in a face amount less than $50,000 (unless upon a Borrower’s request the L/C Issuer agrees to issue a Letter of Credit for a lesser amount), or is to be used for a purpose other than as described in Section 6.12 or is denominated in a currency other than Dollars.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Issuer documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of any Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than noon, Dallas time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may

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be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from a Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the L/C Issuer shall permit the renewal of such Letter of Credit unless the L/C Issuer has received notice on or before the Business Day immediately preceding the Nonrenewal Notice Date from any Lender stating that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or the L/C Issuer would not then be required to issue a replacement Letter of Credit pursuant to this Section 2.14.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than noon, Dallas time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”),

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the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Pro Rata Share thereof. In such event, the Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Notice) and the failure of the Borrowers to so reimburse the Administrative Agent shall not be deemed a Default or an Event of Default. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.14(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.14(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 11:00 a.m., Dallas time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.14(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.14(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.14.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.14(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.14(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

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(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.14(c) by the time specified in Section 2.14(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.14(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.14(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

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(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The relevant Borrower requesting a Letter of Credit shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrowers’ instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, Participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, Participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.14(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, or (iii) if as a result of a decrease in the Borrowing Base, the outstanding undrawn Letters of Credit exceed the Letter of Credit Sublimit, the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount). The Borrowers hereby grant the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit accounts at any Lender.

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(h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the relevant Borrower requesting a Letter of Credit when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued equal to the fee specified under the heading “Letter of Credit” in the definition of the term Applicable Rate times the actual daily undrawn amount under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the fee specified under the heading “Letter of Credit” in the definition of the term Applicable Rate during any quarter, the actual amount of each Letter of Credit shall be computed and multiplied by the fee specified under the heading “Letter of Credit” in the definition of the term Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit issued equal to  1/8 of 1% (0.125%) calculated on the face amount thereof. Such fee for each Letter of Credit shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard administrative costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Letters of Credit Issued for the Borrowers. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Borrower or any of its Subsidiaries, the Borrowers shall be jointly and severally obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit in support of any obligation of, or for the account of the other Borrower or any of such other Borrower’s Subsidiaries inures to the benefit of both Borrowers, and that each other Borrower’s business derives substantial benefits from the businesses of the other Borrower and its Subsidiaries.

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ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Any and all payments by the Borrowers to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto other than Excluded Taxes (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the Borrowers shall make such deductions, (ii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws and (iii) if the deductions are for Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made.

(b) In addition, the Borrowers agree to pay any and all present or future stamp, mortgage, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) If the Borrowers shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrowers shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) The Borrowers agree to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, and (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, except to the extent such sums are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, the L/C Issuer or such Lender, as applicable. Neither the Administrative Agent, the L/C Issuer nor any Lender shall be entitled to receive any payment with respect to any indemnity claim under this Section 3.01 with respect to Taxes or Other Taxes that are incurred or accrued more than 180 days prior to the date such party gives notice and demand with respect thereto to the Borrowers. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

(e) As soon as practicable after any payment of indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent, such properly

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completed and executed documentation prescribed by applicable Law, or reasonably requested by Borrowers, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii) duly completed copies of Internal Revenue Service Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.

(g) If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

(h) FATCA. If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times

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prescribed by Law and at such time or times reasonably requested by the Borrower and the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

3.02. Illegality. If any Lender determines that any Change in Law has made it unlawful for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the reasonable judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03. Inability to Determine Rates. If (a) the Administrative Agent (or any Lender) determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that Dollar deposits are not being offered to banks (or such Lender) in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) the Required Lenders (or any Lender) determine and notify the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders (or such Lender) of funding such Eurodollar Rate Loan, then the Administrative Agent will promptly notify the Borrowers and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until all of the Lenders agree the conditions specified in clauses (a) or (b) above no longer exist, whereupon the Administrative Agent shall revoke such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

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3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a) If any Lender or the L/C Issuer determines that as a result of a Change in Law, or such Lender’s or L/C Issuer’s compliance therewith, there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit, or a reduction in the amount received or receivable by such Lender or L/C Issuer in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender or L/C Issuer is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c) utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender or L/C Issuer (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender or L/C Issuer, as the case may be, such additional amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction.

(b) If any Lender determines a Change in Law has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Revolving Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Revolving Loan; provided the Borrowers shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

(d) Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any assignment pursuant to Section 10.15 (except pursuant to clause (iii) and clause (iv) of the second sentence in Section 10.15, to the extent clause (iv) includes clause (iii)) or any continuation, conversion, payment, prepayment of any Revolving Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Revolving Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

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(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Revolving Loan) to prepay, borrow, continue or convert any Revolving Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Revolving Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Revolving Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06. Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

3.07. Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitment and payment in full of all the other Obligations.

3.08. Mitigation Obligations. If any Lender or L/C Issuer requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender, L/C Issuer or any Governmental Authority for the account of any Lender or L/C Issuer, as applicable, pursuant to Section 3.01, then such Lender or L/C Issuer shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans or issuing Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future and (ii) would not subject such Lender or L/C Issuer to any un-reimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSION

4.01. Conditions Precedent to Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

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(a) As of the Closing Date and after giving effect to the initial Credit Extensions hereunder, (i) Borrowers have a minimum of $20,000,000 of unused Borrowing Base availability and (ii) Borrowers’ total Indebtedness of the type described in clauses (a) and (b) of the definition of “Indebtedness” shall be reduced to no more than $70,000,000.

(b) Receipt by the Administrative Agent of executed counterparts of the Assignments and Assumptions relating to the Original Credit Agreement.

(c) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) and unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or other Person party thereto, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date), and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts dated as of the Closing Date of this Agreement, the Parent Guaranty, and the other Collateral Documents including, without limitation, the amended and amended and restated Collateral Documents covering all Collateral of each Loan Party including, without limitation, the Borrowing Base Oil and Gas Properties and related Collateral and all other Loan Documents, granting a first priority Lien to secure the Obligations, subject to Permitted Liens, sufficient in number for distribution to the Administrative Agent, each Lender and Borrowers;

(ii) Revolving Notes executed by the Borrowers in favor of each Lender requesting a Revolving Note, each Revolving Note in a principal amount equal to such Lender’s Revolving Commitment, and each Revolving Note dated as of the Closing Date;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, and in good standing in the jurisdiction of its organization and is qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(v) a certificate signed by a Responsible Officer of each Borrower certifying (A) that the representations and warranties contained in Article V are true and correct in all respects on and as of the Closing Date, (B) no Default or Event of Default will exist immediately after closing and the initial Credit Extension under this Agreement, (C) all material governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated by this Agreement and the continuing operation of the Borrowers and their respective Subsidiaries have been obtained and are in full force and effect, and (D) no action, suit, investigation or proceeding is pending or, to the knowledge of such Responsible Officer, threatened in any court or before any arbitrator or governmental authority by or against the Borrowers, Parent, or any of their respective properties, that (x) could reasonably be expected to materially and adversely affect the Borrowers and their respective Subsidiaries, taken as a whole, or (z) seeks to affect or pertains to any transaction contemplated hereby or the ability of the Borrowers or any Guarantor to perform its obligations under the Loan Documents;

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(vi) a certificate of a Responsible Officer of the Borrowers (a) as to the satisfaction of all conditions specified in this Section 4.01 and Section 4.02; (b) certifying that the Borrowers have entered into Swap Contracts covering at least 37.5% of estimated net production from Proved Developed Producing Reserves for the four year period ending December 31, 2016 and attaching copies of all Swap Contracts to which Borrowers are party and (c) providing such other financial information as the Administrative Agent may reasonably request;

(vii) a Request for Borrowing; and

(viii) such other assurances, certificates, documents, consents or opinions as the Arranger, Administrative Agent and Lenders reasonably may require.

(d) An opinion from counsel to each Loan Party, in form and substance satisfactory to the Administrative Agent and its counsel, including where advisable local counsel.

(e) All fees specified in the Fee Letter shall have been paid by the Borrowers.

(f) The Borrowers shall have paid Attorney Costs of the Administrative Agent to the extent invoiced prior to, or on, the Closing Date.

(g) The Administrative Agent’s receipt of Collateral Documents, in appropriate form for recording, where necessary, together with:

(i) such Lien searches as the Administrative Agent shall have reasonably requested, and such amendment or termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens (other than Permitted Liens) in favor of any Persons;

(ii) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and fees associated with the filing of the Mortgages;

(iii) evidence that the Administrative Agent has been named as mortgagee or additional insured under all policies of casualty insurance pertaining to the Collateral and all general liability policies;

(iv) certificates evidencing all of the issued and outstanding shares of capital stock or membership interests pledged pursuant thereto, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant thereto are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders in accordance with the Uniform Commercial Code; provided, any such certificates may be in the possession of the Original Administrative Agent on the Closing Date so long as the Original Administrative Agent has agreed to promptly deliver all such certificates and blank stock powers to the Administrative Agent; and

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(v) evidence that all other actions reasonably necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents (except to the extent otherwise permitted hereunder), and to enhance the Administrative Agent’s ability to preserve and protect its interests in and access to the Collateral, have been taken.

(h) The Administrative Agent’s receipt (with sufficient copies for all Lenders) of the certificate of formation of each Loan Party, together with all amendments, certified by an appropriate governmental officer in its jurisdiction of organization, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Administrative Agent or any Lender to verify the identity of such Loan Parties as required by Section 326 of the USA Patriot Act.

(i) The Administrative Agent’s receipt (with sufficient copies for all Lenders) of the initial Reserve Report, which shall be satisfactory to the Administrative Agent and the Lenders in their sole discretion.

(j) The Administrative Agent’s receipt (with sufficient copies for all Lenders) of such environmental information regarding the Borrowing Base Oil and Gas Properties as the Administrative Agent and the Lenders may reasonably request, all of which environmental information shall be satisfactory to the Administrative Agent and the Lenders in their sole discretion.

(k) The completion of, and the satisfaction to the Administrative Agent and the Lenders in all respects with the results of, the Administrative Agent’s and the Lenders’ on going due diligence investigation of the business, assets, contracts, agreements, liabilities, operations, condition (financial and otherwise) of the Loan Parties.

(l) Administrative Agent’s satisfactory review of the Loan Parties’ corporate, capital and ownership structure.

(m) No Material Adverse Effect shall have occurred, including, solely for purposes of this Section 4.01(m), any material adverse change in the condition (financial or otherwise) or prospects of the Loan Parties taken as a whole.

(n) The Closing Date and the initial funding under this Agreement shall occur on or before December 28, 2012.

The Administrative Agent shall notify Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Borrowing Notice for a Credit Extension and the obligation of the L/C Issuer to issue any Letter of Credit is subject to the following conditions precedent:

(a) The representations and warranties of the Loan Parties contained in Article V (including, without limitation, Sections 5.05(b) and 5.06), or which are contained in any document furnished at any time under or in connection herewith, including but not limited to the Collateral Documents, shall be true and correct in all material respects on and as of the date such Revolving Loan is made or such Letter of Credit is issued except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

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(b) No Borrowing Base Deficiency, Default or Event of Default shall exist or would result from such proposed Revolving Loan or L/C Credit Extension.

(c) The Administrative Agent and, if applicable, the L/C Issuer, shall have received a Request for Credit Extension and, if applicable, a Letter of Credit Application in accordance with the requirements hereof.

(d) As of the time of funding any additional advances to the Borrowers that have been approved by the Lenders pursuant to Section 2.01 and are made in conjunction with the addition of Oil and Gas Properties or other Collateral owned by the Borrowers or other Loan Party to the Borrowing Base Oil and Gas Properties, the Borrowers and each other applicable Loan Party shall have duly delivered to the Administrative Agent: (i) the Collateral Documents that are necessary or appropriate, in the reasonable opinion of the Administrative Agent, relating to such additional Oil and Gas Properties or other Collateral, and (ii) evidence, reasonably satisfactory to Administrative Agent in its sole discretion, that the Borrowers and the Borrowing Base Oil and Gas Properties will be in material compliance with all Environmental Laws. Furthermore, Administrative Agent shall have completed its title due diligence confirming that a Borrower or other Loan Party has satisfactory title to the Leases.

(e) The Administrative Agent and Lenders shall have received, in form and substance reasonably satisfactory to them, the information reasonably requested by them under applicable “know your customer” and anti-money laundering rules and regulations.

Each Request for Credit Extension submitted by Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that:

5.01. Existence; Qualification and Power; Compliance with Laws. As of the Closing Date, CEPM and PESC are direct Wholly-Owned Subsidiaries of Parent, and MidContinent, Eastern and PR Holdco are direct Wholly-Owned Subsidiaries of PESC and STP is a direct Wholly-Owned Subsidiary of MidContinent. Each Loan Party (a) is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (a), (b) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (d) is not a Person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), or (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2, or (iii) on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order, and (e) is in compliance, in all

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material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (B) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Revolving Loans or L/C Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation (other than the Liens created under the Loan Documents) to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law except in each case referred to in clause (b) or (c), to the extent that any such conflict, breach, contravention, creation or violation could not reasonably be expected to have a Material Adverse Effect.

5.03. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, except for the filings in connection with the granting or continuation of security interests pursuant to the Collateral Documents or filings to maintain the existence, foreign qualification and good standing of the Loan Parties, is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document.

5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

5.05. Financial Statements; No Material Adverse Effect.

(a) The financial statements delivered to the Lenders pursuant to Sections 6.01(a) and (b) for periods commencing with the period beginning January 1, 2012 have been, in the case of financial statements delivered prior to the Closing Date, and will be, with respect to hereafter delivered financial statements, prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. Such financial statements will: (i) fairly present in all material respects the financial condition of Parent and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance in all material respects

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with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of quarterly financial statements delivered pursuant to Section 6.01(b) to year-end audit adjustments and the absence of footnotes; and (ii) show all material indebtedness and other liabilities of Parent and its consolidated Subsidiaries as of the date thereof required to be reflected therein in accordance with GAAP consistently applied throughout the period covered thereby.

(b) Since December 31, 2011, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrowers, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrowers or any Borrower Affiliate or against any of their properties or revenues which (a) seek to affect or pertain to this Agreement or any other Loan Document, the borrowing of Revolving Loans, the use of the proceeds thereof, or the issuance of Letters of Credit hereunder, or (b) could reasonably be expected to have a Material Adverse Effect.

5.07. No Default. Neither the Borrowers nor any Borrower Affiliate is in default under or with respect to any Contractual Obligation which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. There is no default under any Material Agreement, which could reasonably be expected to have a Material Adverse Effect.

5.08. Title; Liens; Priority of Liens.

Each Loan Party (a) has Marketable Title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) owns the personal property granted by it as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties other than Permitted Liens, and (c) has Marketable Title to the working and net revenue interests in the Borrowing Base Oil and Gas Properties as reflected on the Mortgage encumbering such Borrowing Base Oil and Gas Properties, subject to the limitations and qualifications set forth in such Mortgage. Except as reflected on the Mortgage encumbering such Borrowing Base Oil and Gas Properties, all such shares of production which each Borrower and each other applicable Loan Party is entitled to receive, and shares of expenses which each Borrower and each other applicable Loan Party is obligated to bear, are not subject to change, except for changes attributable to future elections by each such Borrower and each other applicable Loan Party not to participate in operations proposed pursuant to customary forms of applicable joint operating agreements, and except for changes attributable to changes in participating areas under any federal units wherein participating areas may be formed, enlarged or contracted in accordance with the rules and regulations of the applicable Governmental Authority. The property of the Loan Parties is subject to no Liens, other than Permitted Liens.

5.09. Environmental Compliance. The Borrowers have reasonably concluded that (a) there are no claims alleging potential liability under or responsibility for violation of any Environmental Law except any such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) there is no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance,

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on any property owned, operated or used by any Borrower or any Borrower Affiliate that could reasonably be expected to have a Material Adverse Effect, and (c) there is no violation by any Borrower or any Borrower Affiliate of any Environmental Law, except for such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10. Insurance. The properties of the Borrowers and the Borrower Affiliates are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are consistent with past practice.

5.11. Taxes. The Borrowers and the Borrower Affiliates have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrowers, there is no proposed tax assessment against the Borrowers or any Borrower Affiliate or any of their respective Subsidiaries that would, if made, have a Material Adverse Effect.

5.12. ERISA Compliance. The representations and warranties set forth in this Section 5.12 shall apply only if any Borrower or an ERISA Affiliate establishes a Plan.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect and except to the extent disclosed on Schedule 5.12. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, an application for such a letter is currently being processed by the IRS with respect thereto or the Plan utilizes a prototype form plan document and the prototype plan’s sponsor has received a favorable opinion or advisory letter from the IRS upon which such Borrower or such ERISA Affiliate may rely, and, to the knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification, except to the extent that nonqualification could not reasonably be expected to have a Material Adverse Effect and except to the extent disclosed on Schedule 5.12. Any such Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent that nonpayment could not reasonably be expected to have a Material Adverse Effect except to the extent disclosed on Schedule 5.12.

(b) There are no pending or, to the knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect or except to the extent disclosed on Schedule 5.12. Neither any Borrower nor any ERISA Affiliate has engaged in or knowingly permitted to occur and, to each Borrower’s knowledge, no other party has engaged in or permitted to occur any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect or except to the extent disclosed on Schedule 5.12.

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(c) (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that (when aggregated with any other Unfunded Pension Liability) has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iii) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.

5.13. Subsidiaries and other Investments. Except as set forth on Schedule 5.13, as of the Closing Date, the Loan Parties have no Subsidiaries and have no equity Investment in any other Person.

5.14. Margin Regulations; Investment Company Act; Use of Proceeds.

(a) Neither any Borrower nor any Borrower Affiliate is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

(b) Neither any Borrower nor any Borrower Affiliate, no Person controlling any Borrower or any Borrower Affiliate, or any Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(c) The Borrowers will use all proceeds of Credit Extensions in the manner set forth in Section 6.12.

5.15. Disclosure; No Material Misstatements. All material factual information furnished in connection with this Agreement by or on behalf of any Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, as modified or supplemented by other information so furnished, is true and accurate in all material respects, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading. All estimates and projections delivered to the Administrative Agent or any Lender in connection with this Agreement were based upon information that was available at the time such estimates or projections were prepared and believed to be correct and upon assumptions believed to be reasonable at that time; however, the Borrowers do not warrant that such estimates and projections will ultimately prove to have been accurate.

5.16. Location of Business and Offices. Each Loan Party’s (i) jurisdiction of organization, (ii) organizational identification number, (iii) correct legal name, and (iv) principal place of business and chief executive offices are as set forth in the Security Agreement to which such Loan Party is a party.

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5.17. Compliance with Laws. Except with respect to Environmental Laws and Laws relating to taxes and employee benefits (which are covered by Sections 5.09, 5.11 and 5.12, respectively), neither any Borrower nor any Borrower Affiliate is in violation of any Laws, other than such violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any Borrower Affiliate has received notice alleging any noncompliance with any Laws, except for (i) such noncompliance which no longer exists, or (ii) noncompliance which could not reasonably be expected to have a Material Adverse Effect.

5.18. Third Party Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any party that is not a party to this Agreement is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document except where obtained or where the failure to receive such approval, consent, exemption, authorization, or the failure to do such other action by, or provide such notice, could not reasonably be expected to have a Material Adverse Effect; and provided, however, that the transfer of rights in certain Collateral consisting of rights under contracts to a foreclosure purchaser may, in some instances, require the consent of third parties who have rights in such Collateral.

5.19. Solvency. The Borrowers on a consolidated basis are not “insolvent” as such term is used and defined in (i) the United States Bankruptcy Code or (ii) the New York Uniform Fraudulent Transfer Act.

5.20. Oil and Gas Leases. The Leases which constitute any part of the Borrowing Base Oil and Gas Properties are in full force and effect as to those portions thereof that comprise the Borrowing Base Oil and Gas Properties, except to the extent the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

5.21. Oil and Gas Contracts. Except (a) as set out on Schedule 5.21 attached hereto, and (b) as may subsequently occur and be disclosed by Borrowers in the next Compliance Certificate delivered by Borrowers after such occurrence, neither any Borrower nor any other Loan Party is obligated, by virtue of any prepayment under any contract providing for the sale by any Borrower or any other Loan Party of Hydrocarbons which contains a “take-or-pay” clause or under any similar prepayment agreement or arrangement, including, “gas balancing agreements”, to deliver a material amount of Hydrocarbons produced from the Borrowing Base Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor (i.e., in the case of oil, not in excess of sixty days, and in the case of gas, not in excess of ninety days). Except (a) as set out on Schedule 5.21 attached hereto, and (b) as may subsequently occur and be disclosed by Borrowers in the next Compliance Certificate delivered by Borrowers after such occurrence, the Borrowing Base Oil and Gas Properties are not subject to any contractual or other arrangement for the sale of Hydrocarbons which cannot be canceled on ninety days’ (or less) notice, unless the price provided for therein is equal to or greater than the prevailing market price in the vicinity. To the best of the Borrowers’ knowledge, the Borrowing Base Oil and Gas Properties are not subject to any regulatory refund obligation and no facts exist which might cause the same to be imposed.

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Credit Agreement

5.22. Producing Wells. All producing wells that constitute part of the Borrowing Base Oil and Gas Properties (a) have been, during all times that any such wells were operated by any Borrower or any Borrower Affiliate, and (b) to the knowledge of Borrowers, have been at all other times, drilled, operated and produced in conformity with all applicable Laws, are subject to no penalties on account of past production, and are bottomed under and are producing from, and the well bores are wholly within, the Borrowing Base Oil and Gas Properties, or on Oil and Gas Properties which have been pooled, unitized or communitized with the Borrowing Base Oil and Gas Properties, except to the extent that any noncompliance with the representations set out in this Section 5.22 would not have a Material Adverse Effect.

5.23. Purchasers of Production. The names and business addresses of the Persons who (a) have purchased any of Borrowers’ or any other Loan Party’s interests in oil and gas produced from the Borrowing Base Oil and Gas Properties during the six calendar months preceding the Closing Date, and (b) as of the Closing Date, are considered by Borrowers or such other Loan Party to be potential future purchasers of any Borrower’s interest in oil and gas produced from the Borrowing Base Oil and Gas Properties, are identified on Schedule 5.23 attached hereto.

5.24. Swap Contracts. Schedule 5.24, as of the date hereof, sets forth, a true and complete list of all Swap Contracts of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Commitment hereunder, or any Revolving Loan or other Obligation (other than contingent indemnity obligations, Banking Service Obligations and obligations under Lender Hedging Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless such Letter of Credit has been Cash Collateralized), each of the Borrowers shall, and shall cause each of their Subsidiaries (other than the Excluded Subsidiaries) to:

6.01. Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders (and the Administrative Agent shall deliver to the Lenders):

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Parent (beginning with the 2012 fiscal year), consolidated balance sheets of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year and consolidating balance sheets and income statements (but not cash flow statements) of Parent and its Subsidiaries at the end of such fiscal year (notwithstanding the foregoing, as long as Parent is a public company, such financial statements shall be required to be furnished no later than the date that Parent is required to timely file its annual report on Form 10-K with the Securities Exchange Commission (taking into account any extension of time available under Rule 12b-25 under the Securities Exchange Act of 1934)), setting forth in each case in comparative form the figures for the previous fiscal year of Parent, if any, all in reasonable detail, audited and accompanied by a report and opinion of UHY LLP or other nationally recognized firm of independent certified public accountants reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP (except as

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Credit Agreement

otherwise noted herein) and, as it pertains to the Borrowers and each of their respective Subsidiaries (other than the Excluded Subsidiaries), shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, an unaudited consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Parent’s fiscal year then ended and unaudited consolidating balance sheets and income statements (but not cash flow statements) of Parent and its Subsidiaries (notwithstanding the foregoing, as long as Parent continues to be a public company, such financial statements shall be required to be furnished no later than the date that Parent is required to timely file its quarterly report on Form 10-Q with the Securities Exchange Commission (taking into account any extension of time available under Rule 12b-25 under the Securities Exchange Act of 1934)), setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year of Parent and the corresponding portion of the previous fiscal year of Parent, if any, all in reasonable detail and certified by a Responsible Officer of Parent, as fairly presenting in all material respects the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with GAAP (except as otherwise noted herein), subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) within 90 days after the end of each fiscal year, PESC shall deliver Parent’s one year projection/budget for the year following such fiscal year.

6.02. Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate in the form of Exhibit C signed by a Responsible Officer of Parent;

(b) promptly upon request, copies of each annual report, proxy or financial statement or other report or written communication sent to the equity owners of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) copies of Material Agreements and any material amendment thereto; and

(d) promptly, such additional information (that is in the possession of the Borrowers or that may be readily produced by the Borrowers without undue effort or expense) regarding the business, financial or corporate affairs of any Loan Party as the Administrative Agent, at the request of any Lender, may from time to time reasonably request, which information may include copies of any detailed audit reports, if any, management letters or recommendations submitted to the board of directors or managers (or the audit committee of the board of directors or managers) of Parent by independent accountants in connection with the accounts or books of Parent or any of its Subsidiaries, or any audit of any of them.

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6.03. Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Default or Event of Default, as soon as possible but in any event, if such Default or Event of Default is then continuing, within ten (10) days after the Borrowers have knowledge thereof;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events if such has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party; (ii) any litigation, investigation by or required by a Governmental Authority, proceeding or suspension of licenses or permits between any Loan Party and any Governmental Authority (other than any litigation disclosed on any schedule hereto); and (iii) any dispute, litigation, investigation or proceeding involving any Loan Party related to any Environmental Law;

(c) of any litigation, investigation or proceeding known to and affecting any Borrower or any Borrower Affiliate in which (i) the amount involved exceeds (individually or collectively) $1,000,000, or (ii) injunctive relief or other relief is sought, which could be reasonably expected to have a Material Adverse Effect;

(d) of any material change in accounting policies or financial reporting practices by Parent or the Borrowers; and

(e) by means of written notice at least ten (10) days before any proposed (A) relocation of any Loan Party’s principal place of business or chief executive office, (B) change of any Loan Party’s name, identity, or corporate, partnership or limited liability company structure, (C) relocation of the place where the books and records concerning a Loan Party’s accounts are kept, (D) relocation of any Loan Party’s Collateral (other than delivery of inventory in the ordinary course of business to third party contractors for processing and sales of inventory in the ordinary course of business or as permitted by any Loan Document) to a location not described on Annex A to the Security Agreement to which such Loan Party is a party, and (E) change of any Loan Party’s jurisdiction of organization or organizational identification number, as applicable.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the notifying Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable (a) the Obligations, (b) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (c) all lawful claims which, if unpaid, would by law become a Lien upon its property; except, in the case of clause (b) or (c), where (x) the validity thereof are being contested in good faith by appropriate proceedings and (y) adequate reserves in accordance with GAAP are being maintained by the appropriate Loan Party.

6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Sections 7.06 and 7.07, and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises material to the conduct of its business, except in a transaction permitted by Sections 7.06 and 7.07, except where the failure to do so in each case could not reasonably be expected to have a Material Adverse Effect.

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Credit Agreement

6.06. Maintenance of Assets and Business. (a) Keep all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; provided that no item of operating equipment need be repaired or replaced if the Borrowers shall determine in good faith that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Borrowers and their respective Subsidiaries (other than the Excluded Subsidiaries); (b) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the operation of its business in compliance with applicable Law, except where the failure to so maintain, renew, extend, or continue in effect could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07. Maintenance of Insurance. (a) Maintain with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is reasonably acceptable to the Administrative Agent and will (i) furnish to the Administrative Agent on each anniversary of the Closing Date a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and the other Loan Documents and evidencing that Administrative Agent is listed as mortgagee on property insurance as to all properties serving as Collateral hereto and the Administrative Agent and Lenders are additional insureds on liability insurance, and (ii) upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer of the Borrowers setting forth the nature and extent of all insurance maintained in accordance with this Section.

(b) Except as the Administrative Agent may otherwise consent to in writing, Borrowers will, and will cause each of their respective Subsidiaries to, forthwith upon receipt, transmit and deliver to the Administrative Agent, in the form received, all cash, checks, drafts, chattel paper and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent) which may be received by the Borrowers at any time in full or partial payment of amounts due under any insurance policy in an amount in excess of $1,000,000. Except as the Administrative Agent may otherwise consent in writing, any such items which may be received by the Borrowers in excess of $1,000,000 will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent.

6.08. Compliance with Laws and Contractual Obligations. (a) Comply in all material respects with the requirements of all Laws (including Environmental Laws) applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto, or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations, except if the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

6.09. Books and Records. Maintain (a) proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied (except as otherwise noted herein) shall be made of all financial transactions and matters involving its assets and business, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, and make all financial records and other records relating to the Borrowing Base Oil & Gas Properties available for inspection at such reasonable times during normal business hours and as often as may be reasonably desired upon reasonable advance notice to the Borrowers; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice. Additionally, Administrative Agent may, at the request of the Required Lenders, conduct or cause to be conducted a commercial field examination of the Borrowers’ and their respective Subsidiaries’ (other than the Excluded Subsidiaries’) financial and accounting records and Borrowers shall pay the cost of such commercial field examination; provided so long as no Event of Default shall exist and be continuing, no more than one such commercial field examination shall be undertaken at the Borrowers’ expense during any period of twelve consecutive months and the Borrowers shall not be obligated to pay more than the reasonable out-of-pocket expenses of one agent or representative of Administrative Agent and one agent or representative of the Lenders as a group for any such annual commercial field examination.

6.11. Compliance with ERISA. With respect to each Plan maintained by a Borrower or an ERISA Affiliate, do each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except to the extent that noncompliance, with respect to each event listed above, could not be reasonably expected to have a Material Adverse Effect and except to the extent disclosed on Schedule 5.12.

6.12. Use of Proceeds. Use proceeds of the Revolving Loans on and after the Closing Date to (i) refinance Borrowers’ Indebtedness outstanding under the Original Credit Agreement, (ii) cash collateralize the RBC Letters of Credit, (iii) finance working capital and capital expenditures of the Borrowers and their respective Subsidiaries, including in connection with the acquisition, development, exploitation and exploration of Oil and Gas Properties and the Midstream Businesses, (iv) finance Permitted Acquisitions; (v) issue Letters of Credit, (vi) pay fees, costs and expenses owed pursuant to this Agreement; and (vii) make Restricted Payments permitted under Section 7.08; provided no proceeds of Revolving Loans may be (A) advanced to, or used to purchase or acquire any Investment in, the Excluded Subsidiaries, or (B) used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

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Credit Agreement

6.13. Material Agreements. Enforce the obligations of parties to the Material Agreements, except where such failure could not reasonably be expected to have a Material Adverse Effect.

6.14. Guaranties; New Subsidiaries’ Collateral Documents. As an inducement to the Administrative Agent and Lenders to enter into this Agreement, cause Parent and each Subsidiary of the Borrowers to execute and deliver to Administrative Agent a Guaranty executed by the Parent and Borrowers’ Subsidiaries, each in form and substance reasonably satisfactory to the Administrative Agent, providing for the guaranty of payment and performance of the Obligations. In addition, within thirty (30) days after the formation or acquisition of any domestic Subsidiary of Parent or any Borrower (other than any Excluded Subsidiaries) after the date hereof, cause such Subsidiary to execute and deliver to the Administrative Agent (a) a Guaranty in form and substance reasonably satisfactory to the Administrative Agent, providing for the guaranty of payment and performance of the Obligations, (b) Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent creating Liens in all Borrowing Base Oil and Gas Properties and substantially all of the property of such Subsidiary and in the equity interests in such Subsidiary, subject to Permitted Liens, and (c) certified copies of such Subsidiary’s Organization Documents and opinions of counsel with respect to such Subsidiary and such Guaranty, and (d) such other documents and instruments as may be required with respect to such Subsidiary pursuant to Section 6.15.

6.15. Further Assurances; Additional Collateral; In Lieu Letters.

(a) The Loan Parties shall cause each of their respective Subsidiaries (other than the Excluded Subsidiaries) to take such actions and to execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent or Collateral Agent on behalf of the Secured Parties shall, at all times, have received currently effective duly executed Loan Documents granting Liens and security interests in all Borrowing Base Oil and Gas Properties and in substantially all of the property of the Loan Parties (other than (x) the two producing wells in Steuben County, New York (which have not been, and are not contemplated to be, subjected to a Lien because New York state taxation of real property secured revolving lines of credit subjects each loan advance to tax), (y) the Three Little Pipes (which because of their minimal value have not been, and are not contemplated to be, subjected to a Lien) and (z) the Excluded Subsidiaries), including all capital stock, partnership, joint venture, membership interests, or other equity interests except for (i) any motor vehicle or other equipment that has a certificate of title and a fair market value of less than $250,000, (ii) Excluded Assets, and (iii) those properties and assets as to which the Administrative Agent shall determine in its sole discretion (in consultation with the Borrowers) that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby; provided, that with respect to rights of way, easements, leases or other similar property interests acquired by any Loan Party after the date hereof relating to the Bluestem Gathering System now owned by MidContinent or other gathering systems or pipelines hereafter acquired, the relevant Loan Party shall promptly grant to the Collateral Agent as additional security for the Obligations, within 60 days after each June 30th and December 31st, a security interest in and Mortgage on each right of way, easement, lease or other similar property interest acquired by it during the six month period ended on such June 30 or December 31, as applicable, and not constituting an Excluded Asset. In connection with the actions required pursuant to

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the foregoing, the Borrowers shall cause each of their respective Subsidiaries (other than the Excluded Subsidiaries) to execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, and other documents, and shall use commercially reasonable efforts to obtain third party consents, as shall be reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(b) The Liens required by this Section 6.15 shall be first priority Liens in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties, subject to no other Liens except Permitted Liens of the type described in Section 7.01. The Liens required by this Section 6.15 shall be perfected Liens in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties in all collateral to the extent perfection has or will occur by (i) the filing of a Uniform Commercial Code financing statement in the relevant jurisdiction, (ii) filing or recording a mortgage in real property records of the county in which such real property or fixtures is located, (iii) possession or control or (iv) the notation on a certificate of title. If the Administrative Agent shall determine that, as of any date, the Borrowers shall have failed to comply with this Section 6.15, the Administrative Agent may (and at the direction of the Required Lenders, shall) notify the Borrowers in writing of such failure and, within 30 days from and after receipt of such written notice by the Borrowers, the Borrowers shall execute and deliver to the Administrative Agent supplemental or additional Loan Documents, in form and substance satisfactory to the Administrative Agent and its counsel, securing payment of the Revolving Notes and the other Obligations and covering additional assets and properties not then encumbered by any Loan Documents (together with such other information, as may be requested by the Administrative Agent, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent) such that the Administrative Agent shall have received currently effective duly executed and perfected Collateral Documents encumbering substantially all of the assets of the Loan Parties (other than any interest in the Excluded Subsidiaries or their assets) as required by Section 6.15(a).

(c) If an Event of Default exists and is continuing, the Borrowers agree to deliver and to cause each other Loan Party to deliver, whenever requested by Administrative Agent, in its sole and absolute discretion, transfer orders or letters in lieu thereof with respect to the production and proceeds of production from the Borrowing Base Oil and Gas Properties, in form and substance satisfactory to Administrative Agent.

6.16. Title Defects. Cure any title defects to the Borrowing Base Oil and Gas Properties material in value, in the reasonable opinion of the Administrative Agent, within ninety days after receipt of written notice thereof from Administrative Agent and, in the event any title defects are not cured in a timely manner, pay all related costs and fees reasonably incurred by the Administrative Agent for the account of the Lenders to do so; provided the Borrowers may remove any of its Oil and Gas Properties from the Borrowing Base Oil and Gas Properties so long as the Indebtedness evidenced by the Revolving Notes is less than or equal to the Borrowing Base (determined by the Lenders in accordance with Section 2.02 exclusive of such Oil and Gas Properties). In the event that the Borrowers are unable to cure a title defect, the Borrowers shall have the ability to substitute additional collateral; provided that the Borrowers’ ability to substitute such collateral is subject to the full satisfaction of the Administrative Agent, including, without limitation, full compliance with the requirements described in Section 2.02. Furthermore, after identification and prior to the cure of any such title defect, the Administrative Agent may, subject to approval of the Required Lenders, and must, upon the request of the Required Lenders, redetermine the Borrowing Base to reflect the amount of such title defect.

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6.17. Leases. Keep and continue all material Leases comprising the Borrowing Base Oil and Gas Properties and related contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied; provided, however, that this provision shall not prevent the Borrowers or any other Loan Party from abandoning and releasing any such Leases upon their termination as the result of cessation of production in paying quantities that did not result from any Borrower’s or any other Loan Party’s failure to maintain such production as a reasonably prudent operator. Subject to approval by the Administrative Agent, the Borrowers and each Loan Party shall have the right to replace Leases that lapse or become impaired.

6.18. Operation of Borrowing Base Oil and Gas Properties. Operate or, to the extent that the right of operation is vested in others, exercise all reasonable efforts to require the operator to operate the Borrowing Base Oil and Gas Properties and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in a prudent and workmanlike manner and in accordance with all Laws of the state in which the Borrowing Base Oil and Gas Properties are situated and the United States, as well as all rules, regulations, and Laws of any Governmental Authority having jurisdiction to regulate the manner in which the operation of the Borrowing Base Oil and Gas Properties shall be carried on, and comply with all terms and conditions of the Leases it now holds, and any assignment or contract obligating any Borrower or any other Loan Party in any way with respect to the Borrowing Base Oil and Gas Properties, except for any such non-compliance that would not have a Material Adverse Effect; but nothing herein shall be construed to empower any Borrower to bind the Administrative Agent or any Lender to any contract obligation, or render the Administrative Agent or any Lender in any way responsible or liable for bills or obligations incurred by any Borrower or any other Loan Party.

6.19. Change of Purchasers of Production. Concurrently with the delivery of (and as part of) the annual Compliance Certificate, and at any other time that the Administrative Agent may reasonably request in writing, the Borrowers shall notify the Administrative Agent in writing of the identity and address of each Person who: (a) has purchased any of any Borrower’s or any other Loan Party’s interests in oil and gas produced from the Borrowing Base Oil and Gas Properties during the six calendar months preceding such anniversary of the Closing, and (b) are considered by Borrowers or another Loan Party to be potential future purchasers of any Borrower’s or any other Loan Party’s interest in oil and gas produced from the Borrowing Base Oil and Gas Properties.

6.20. Fiscal Year. The Borrowers shall maintain their December 31 fiscal year end.

6.21. Liens on Oil and Gas Properties; Title Information. (a) At all times have granted in favor of the Administrative Agent for the benefit of the Secured Parties as security for the Obligations first priority perfected Liens on no less than eighty percent (80%) of PV9 of the Proved Reserves that are attributable to the Borrowing Base Oil and Gas Properties.

On or before the delivery to the Administrative Agent of each Reserve Report required by Sections 2.02(b) and (c), the Borrowers will deliver (or have previously delivered to the Administrative Agent) title information in form and substance acceptable to the Administrative Agent comprising a minimum of eighty percent (80%) of the PV9 (based on the most recent Borrowing Base evaluation by the Administrative Agent) of the Proved Reserves that are attributable to those Borrowing Base Oil and Gas Properties evaluated by such Reserve Report (it being acknowledged that landman title reports on proved but undeveloped Oil and Gas Properties shall be satisfactory to the Administrative Agent and Lenders for the purpose of demonstrating the status of title to such Oil and Gas Properties).

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Credit Agreement

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Revolving Commitment hereunder, or any Revolving Loan or other Obligations (other than contingent indemnity obligations, Banking Service Obligations and obligations under Lender Hedging Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless such Letter of Credit has been Cash Collateralized), each of the Loan Parties agrees that it shall not, nor shall it permit any of its Subsidiaries (other than the Excluded Subsidiaries) to, directly or indirectly:

7.01. Liens. Create, incur, assume or suffer to exist, any Lien upon any of its Borrowing Base Oil and Gas Properties, or any of its directly-held property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01 to this Agreement and any renewals or extensions thereof; provided that the property covered thereby is not increased, the amount of the Indebtedness secured thereby is not increased, and any renewal or extension of the obligations secured or benefited thereby is permitted under this Agreement;

(c) Liens for taxes, assessments, or other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) landlord’s, royalty owner’s, supplier’s, constructor’s, operator’s, vendor’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or which are incident to the exploration, development, operation and maintenance of the Borrowing Base Oil and Gas Properties or the Midstream Businesses not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits or similar legislation or to secure public or statutory obligations of the Borrowers;

(f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations and other similar encumbrances, defects, irregularities and deficiencies in title affecting real property which, in the aggregate, are not substantial in amount, and which do not, taken as a whole, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

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(h) attachment and judgment Liens not giving rise to an Event of Default;

(i) any Lien existing on any asset (other than stock of a Subsidiary) prior to acquisition of such asset (or of the company owning such asset) by a Loan Party; provided that (i) no such Lien shall be extended to cover property other than the asset being acquired (whether acquired directly or by virtue of Loan Party’s acquisition of the company that owns such asset), and (ii) such Lien was not created in contemplation of or in connection with such acquisition;

(j) (i) Liens securing Capital Lease obligations, provided that the Indebtedness in respect of such Capital Lease obligations is permitted under Section 7.04(e), and (ii) Liens securing any leases constituting operating leases permitted under Section 7.05;

(k) purchase money Liens upon or in any property acquired, constructed or improved by any Loan Party (placed on such property at the time of such acquisition or the completion of the construction or improvement or within 90 days thereafter) to secure the deferred portion of the purchase price of such property or to secure Indebtedness incurred to finance the acquisition, construction or improvement of such property; provided that (i) no such Lien shall be extended to cover property other than the property being acquired, constructed or improved and (ii) the Indebtedness thereby secured is permitted by Section 7.04(d);

(l) Liens reserved in or exercisable under any lease or sublease to which any Loan Party is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease; provided, that the rent under such lease or sublease is not then overdue and such Loan Party is in material compliance with the terms and conditions thereof;

(m) any interest or title of a lessor under any lease entered into by any Loan Party in the ordinary course of its business and covering only the assets so leased, and any interest of a landowner in the case of easements entered into by any Loan Party in the ordinary course of its business and covering only the property subject to the easement;

(n) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Loan Parties;

(o) licenses of patents, trademarks and other intellectual property rights granted by each Loan Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of each such Loan Party;

(p) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution;

(q) Liens on any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or asset otherwise permitted under this Section;

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(r) Liens securing an obligation of a third party neither created, assumed nor guaranteed by any Loan Party upon lands over which easements or similar rights are acquired by such Loan Party in the ordinary course of their business;

(s) any Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Indebtedness is not increased except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, and is not secured by any additional assets;

(t) Liens arising solely by virtue of cash collateralizing letters of credit issued by non-Lender financial institutions in an aggregate amount not to exceed $2,000,000.

(u) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for sale, purchase, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty and overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent;

(v) Rights reserved to or vested in a Governmental Authority having jurisdiction to control or regulate any Oil and Gas Property or other Collateral in any manner whatsoever and all laws of such Governmental Authorities, so long as the Loan Parties are in compliance with all such laws, except for any non-compliance that would not result in a Material Adverse Effect;

(w) consents to assignment and similar contractual provisions affecting an Oil and Gas Property or other Collateral to the extent, and only to the extent, such consents are not affected by or required for the execution, delivery, performance and enforcement of any Loan Document;

(x) preferential rights to purchase and similar contractual provisions affecting an Oil and Gas Property or other Collateral to the extent, and only to the extent, such consents are not affected by delivery of any Loan Document or, if affected, have been waived;

(y) all defects and irregularities affecting title to an Oil and Gas Property or other Collateral that could not operate to reduce the net revenue interest of any Borrower and its Subsidiaries for such Oil and Gas Property (if any), increase the working interest of any Borrower and its Subsidiaries for such Oil and Gas Property (if any) without a corresponding increase in the corresponding net revenue interest, or otherwise interfere materially with the operation, value or use of such Oil and Gas Property or other Collateral or cause a Material Adverse Effect;

(z) intentionally deleted;

(aa) contractual or statutory Liens securing obligations for labor, services, materials and supplies furnished to Oil and Gas Properties, or Liens on pipeline or pipeline facilities which arise out of operation of law;

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(bb) encumbrances on title to real property arising from any pooling or unitization (whether voluntary, compulsory or otherwise) made herein or as permitted in any Mortgage;

(cc) other Liens consented to in writing by Required Lenders from time to time in their sole discretion; and

(dd) Liens arising in connection with the RBC Cash Collateral Agreement.

7.02. Investments. Make or own any Investments, except

(a) Investments existing on the Closing Date and listed in Section (b) of Schedule 5.13 and with respect to Parent’s Investment in CEPM, Parent shall not increase its Investment in CEPM (other than (i) increases resulting from appreciation in the value of the Constellation Equity owned by CEPM, and (ii) Investments made with the proceeds from any issuance of equity securities of, or from any capital contribution to, Parent; provided however, (A) no Default or Event of Default has occurred and is then continuing, (B) after giving pro forma effect to such equity issuance the Leverage Ratio is not greater than 3.00 to 1.00 both immediately before and after giving effect to such event (computed after giving pro forma effect to such issuance) and (c) both immediately before and after giving effect to such proposed equity issuance the Total Outstandings are not more than eighty–five (85%) of the Borrowing Base as of such date);

(b) Cash Equivalents;

(c) Investments constituting Indebtedness permitted under Section 7.04(b);

(d) (i) Investments by any Loan Party in domestic Subsidiaries which are Loan Parties formed to acquire Oil and Gas Properties or in connection with the Midstream Businesses, and (ii) Investments not exceeding $5,000,000 in the aggregate resulting from any Loan Party’s acquisition of equity or joint venture interests in a Person primarily engaged in the ownership or development of Oil and Gas Properties or in the Midstream Businesses;

(e) Investments by any Loan Party in another Loan Party that, prior to or contemporaneously with such Investment, is a Loan Party;

(f) Investments in or acquisitions of Oil and Gas Properties, assets or interests; provided any such acquired Oil and Gas Properties, assets or interests (other than Excluded Assets) are pledged to secure, on a first lien basis, the Obligations;

(g) Guarantees of Indebtedness permitted under Section 7.04;

(h) Swap Contracts permitted under Section 7.03;

(i) Investments consisting of extensions of credit, including without limitation, in the nature of accounts receivable, arising from the grant of trade credit or prepayments or similar transactions entered into in the ordinary course of business and investments by any Loan Party in satisfaction or partial satisfaction thereof from financially troubled account debtors to prevent or limit financial loss;

(j) endorsements for collection or deposit in the ordinary course of business;

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(k) Permitted Acquisitions by a Loan Party;

(l) Investments not otherwise permitted by this Section 7.02 (other than additional Investments in CEPM) in an aggregate amount not to exceed $5,000,000 at anytime outstanding;

(m) Investments consisting of any deferred portion of the sales price received by the Borrowers or any of their respective Subsidiaries in connection with any sale of assets permitted hereunder;

(n) Investments in direct ownership interests in additional Oil and Gas Properties and pipelines, gathering systems, platforms or other assets related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America, subject to providing a Lien on such Investments to the extent required under the terms of this Agreement;

(o) Investments funded entirely using proceeds from equity issued by Parent or partially using such proceeds if the remainder of the Investment is otherwise permitted hereunder; provided however, that notwithstanding anything herein to the contrary, in the event the proceeds from equity issued by Parent are pre-paid under Section 2.04 hereof, such proceeds may be reborrowed by the Borrowers or their respective Subsidiaries, subject to compliance with Section 4.02; and

(p) Investments funded entirely using proceeds from a sale of the Constellation Equity by CEPM or a sale of CEPM’s equity by Parent or partially using such proceeds if the remainder of the Investment is otherwise permitted hereunder.

7.03. Hedging Agreements. (a) Enter into any Swap Contracts other than in the ordinary course of business for the purpose of protecting against fluctuations in interest rates, commodity prices, or foreign exchange rates and not for purposes of speculation; provided:

(i) that, except as required under applicable Law, the Swap Contract shall not contain any provision (a) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party other than pursuant to netting and setoff provisions based on standard provisions in documentation promulgated by the International Swaps and Derivatives Association or similar organization recognized as providing standardized documentation for Swap Contracts; and (b) requiring any Loan Party at any time or under any circumstance to post any cash collateral or letter of credit or grant a Lien on any collateral to secure any Loan Party’s obligations under such Swap Contract (except for Lender Hedging Agreements which shall be secured by a pari passu Lien on the Collateral as provided in Section 2.13 but which shall not be secured by any other or additional collateral); provided however that in no event may any Approved Hedge Counterparty Swap Contract require any Loan Party at any time or under any circumstance to post any cash collateral or letter of credit as long as this Agreement is in effect); provided further however, that notwithstanding the foregoing, if the Swap Contracts in question are cleared (directly or ultimately) through clearing corporations or on an exchange, the foregoing shall not prohibit the posting of initial or variance margins or other amounts, if required by Law, in order for the Loan Party to enter into Swaps Contracts of a nature that, in the business judgment of the Loan Party, represent an appropriate pricing and structure as among available alternatives; provided, further however, a Loan Party may not elect to clear (directly or indirectly) through a clearing

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corporation or an exchange if an Event of Default has occurred and is continuing but if applicable Law requires that a Loan Party clear its Swap Contracts through a clearing corporation or be exchanged traded and in connection therewith any margin is required to be posted, the Loan Party may do so in compliance with applicable Law.

(ii) if the Swap Contract relates to Hydrocarbons, a Loan Party enters into such Swap Contract with or through a counterparty that has a credit rating of at least “A-” by S&P or “A3” by Moody’s at the time that such Loan Party enters into such Swap Contract;

(iii) such Swap Contracts relating to Hydrocarbons cover monthly notional volumes of Hydrocarbons that do not exceed ninety percent (90%) of a Loan Party’s forecasted oil and gas production for the next five years after the Closing Date for each of such Loan Party’s crude oil and natural gas properties calculated separately, from Proved Developed Producing Reserves (such amount computed on an annual basis and applied to crude oil and natural gas properties calculated separately); provided that the aggregate amount of all such Swap Contracts shall not exceed one hundred percent (100%) of actual oil or gas production, calculated separately, in any given month (or if as a result of a force majeure event the foregoing limitations are breached, then in any given three consecutive month period); and

(iv) that where only annual volumes are presented in the Reserve Report, monthly volumes will be calculated by dividing the applicable volumes by the number of months covered by the Reserve Report for the applicable year.

7.04. Indebtedness. Create, incur, or assume any Indebtedness except:

(a) Indebtedness incurred pursuant to the Loan Documents or existing on the date hereof and disclosed on Schedule 7.04 attached hereto;

(b) Indebtedness owed by a Loan Party to another Loan Party; provided, that, in each such case such Indebtedness is governed by an intercompany agreement and evidenced by bookkeeping entries;

(c) obligations (contingent or otherwise) of the Loan Parties existing or arising under any Swap Contract to the extent permitted by Section 7.03;

(d) Indebtedness of the Loan Parties incurred to finance the acquisition of any equipment (whether or not in respect of purchase money obligations) and any Indebtedness assumed in connection with the acquisition of any such equipment or secured by a lien on any such equipment prior to the acquisition thereof; provided, however, that the aggregate amount of such Indebtedness at any one time outstanding shall not exceed $7,500,000;

(e) Indebtedness of the Loan Parties in respect of Capital Lease obligations; provided that, such Capital Lease obligations will not require the payment of an aggregate amount in excess of $4,000,000 annually; and provided that any Capital Lease obligation relating to compressors or compression equipment shall be excluded from this subsection and dealt with in Section 7.05;

(f) Indebtedness consisting of surety bonds that the Loan Parties are required to obtain in order to comply with applicable Law or the requirements of any Governmental Authority;

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(g) Indebtedness secured by any Lien permitted under Section 7.01(i); provided, however, that the aggregate amount of such Indebtedness at any one time outstanding shall not exceed $5,000,000; and Indebtedness secured by any other Lien permitted under Section 7.01; and

(h) other Indebtedness of the Loan Parties not to exceed $7,500,000 in the aggregate principal amount outstanding at any time;

(i) Indebtedness associated with bonds, surety obligations or sinking funds required by any Governmental Authority or operators in connection with the operation of Oil and Gas Properties or the Midstream Businesses;

(j) (i) reimbursement obligations under Letters of Credit issued for any Loan Party under this Agreement; and (ii) reimbursement obligations under letters of credit issued for any Loan Party by third parties not to exceed $2,000,000 in the aggregate amount outstanding at any one time;

(k) Guarantees in respect of Indebtedness otherwise permitted hereunder;

(l) Indebtedness issued to insurance companies, or their Affiliates, to finance insurance premiums payable to such insurance companies in connection with insurance policies purchased by Borrowers or any of their respective Subsidiaries in the ordinary course of business;

(m) endorsements of negotiable instruments for collection in the ordinary course of business;

(n) other Indebtedness on terms and conditions consented to in writing by Required Lenders from time to time;

provided, that if any Indebtedness is incurred pursuant to this Section 7.04, immediately after such Indebtedness is created, incurred or assumed, no Default or Event of Default shall exist.

7.05. Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any property (excluding leases of Oil and Gas Properties) under operating leases or agreements to lease, except for (a) operating leases (or Capital Lease obligations) for compressors and compression equipment and services for which no dollar limitation shall be applicable; (b) such other non-compressor and non-compression equipment and services operating leases (or Capital Lease obligations) having an annual aggregate payment amount not to exceed $10,000,000 (excluding escalations resulting from a rise in the consumer price or similar index), exclusive of expenses for maintenance, repairs, insurance, taxes, assessments and similar changes, and (c) other operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by a Loan Party prior to the date hereof or after the date hereof in the ordinary course of business or entered into or assumed in connection with any Permitted Acquisition; provided that, such other operating leases under this clause (c) will not require the payment of an aggregate amount of payments in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $4,000,000 annually, exclusive of expenses for maintenance, repairs, insurance, taxes, assessments and similar changes.

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7.06. Fundamental Changes. Merge, dissolve, liquidate, or consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; except that, so long as no Default or Event of Default exists or would result therefrom:

(a) any Person may merge, dissolve or liquidate into a Loan Party; provided that a Loan Party is the surviving entity;

(b) any Loan Party may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to another Loan Party; provided that if the seller in such a transaction is a Wholly-Owned Subsidiary of a Loan Party, then the purchaser must also be a Wholly-Owned Subsidiary of a Loan Party;

(c) any Dispositions permitted under Section 7.07; and

(d) any liquidation or dissolution of STP in accordance with applicable Law.

7.07. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions by any Loan Party of (i) Hydrocarbons in the ordinary course of business for fair market value or (ii) other inventory in the ordinary course of business;

(b) Dispositions of property by any Loan Party to another Loan Party;

(c) Dispositions of equipment and other real and personal property for fair market value by any Loan Party to the extent that such property is exchanged for credit against the purchase price of similar replacement or exchanged property;

(d) other Dispositions for fair market value; provided no Default or Event of Default then exists or arises as a result thereof; and provided that if the Disposition is for cash and a prepayment is required by Section 2.04(c), the Loan Party making such Disposition shall make such prepayment in accordance with such Section;

(e) Dispositions of property that is no longer commercially viable to maintain or is obsolete, surplus or worn-out property;

(f) Dispositions permitted under Section 7.06;

(g) Disposition by PESC of its membership interests in Eastern and PR Holdco;

(h) Disposition by MidContinent of the Three Little Pipes or its equity interests in STP;

(i) Dispositions of the Constellation Equity by CEPM;

(j) Dispositions of the Equity Interests in CEPM by Parent;

(k) Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto;

(l) Dispositions of funds collected for the beneficial interest of, or of the interests owned by, royalty, overriding royalty or working interest owners;

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(m) abandonment of Oil and Gas Properties and lease terminations with respect to leases not capable of producing Hydrocarbons in paying quantities after expiration of their primary terms;

(n) Dispositions of defaulted receivables in the ordinary course of business for collection; and

(o) Dispositions involving the entering into leases of Oil and Gas Property in the ordinary course of business in connection with oil and gas exploration and development.

7.08. Restricted Payments; Distributions and Redemptions. Declare or make, directly or indirectly, any Restricted Payment to any Person or incur any obligation (contingent or otherwise) to do so, except that

(a) any Loan Party may make Restricted Payments to any other Loan Party;

(b) after the Closing Date, Parent may make Restricted Payments to White Deer Energy consisting of payment-in-kind (PIK) dividends on Parent Series A Preferred Stock; and

(c) Parent may make Restricted Payments to White Deer Energy consisting of cash dividends on Parent Series A Preferred Stock; provided (i) no Default or Event of Default has occurred and is continuing or, after giving pro forma effect to such Restricted Payment, would result from the making of such Restricted Payment, (ii) the Leverage Ratio is less than 3.00 to 1.00 both immediately before and after giving effect to such proposed Restricted Payment (computed after giving pro forma effect to such proposed Restricted Payment) and (iii) both immediately before and after giving effect to such proposed Restricted Payment, the Total Outstandings are less than eighty–five (85%) of the Borrowing Base as of such date.

7.09. ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or knowingly permit any Plan maintained by a Loan Party to: (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws except as disclosed on Schedule 5.12; or (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect or except to the extent disclosed on Schedule 5.12.

7.10. Nature of Business; Risk Management. Engage in any line of business other than exploration, production and marketing of Hydrocarbons and related activities and the Midstream Businesses or make any capital expenditures or Permitted Acquisitions permitted by Section 7.02, except in connection therewith. Without the written approval of the Administrative Agent, the Loan parties shall not materially change their risk management policy.

7.11. Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions between or among the Loan Parties, not involving any other Affiliate; (ii) any Investment permitted under Section 7.02; (iii) any transaction involving Indebtedness permitted under Section 7.04; (iii) any transactions permitted under Section 7.06; (iv) any Dispositions permitted under Section7.07; (v)

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any Restricted Payment permitted under Section 7.08; (vi) the transactions under the agreements listed on Schedule 7.11; and (vii) in the ordinary course of business at prices and on terms and conditions not less favorable to the applicable Loan Parties than could be obtained on an arm’s length basis from unrelated third parties.

7.12. Burdensome Agreements. Enter into any Contractual Obligation that (a) limits the ability of any Subsidiary of Parent to make Restricted Payments to Parent or to otherwise transfer property to Parent, or (b) limits the ability of any Subsidiary of a Borrower to make Restricted Payments to such Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by applicable Law or by this Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (iii) the foregoing shall not apply to restrictions and conditions contained in the documentation evidencing any Indebtedness permitted hereunder. Notwithstanding the foregoing, (i) documents governing a Capitalized Lease or a purchase money Lien permitted by Sections 7.01(j) and (k) may prohibit other Liens on the asset encumbered by such Lien.

7.13. Reserved.

7.14. Material Agreements. Permit any amendment to any Organization Document of any Loan Party or any Material Agreement if such amendment could reasonably be expected to (a) have a Material Adverse Effect on the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party or (b) otherwise materially adversely affect the Lenders.

7.15. Pooling or Unitization. Voluntarily pool or unitize all or any part of the Borrowing Base Oil and Gas Properties where the pooling or unitization would result in any material diminution of any Loan Party’s net revenue interest in production from the pooled or unitized lands, without the Required Lenders’ prior consent, which will not be unreasonably withheld, unless (a) such pooling or unitization could reasonably be anticipated to (i) increase the PV 9 value of the associated Oil and Gas Property compared to the pre-unitized PV 9 value, or (ii) spread interest, direct risk, and allow for longer lateral wells, or (b) where the failure to pool or unitize such Oil and Gas Properties would not be consistent with prudent industry practices, in each such case no consent will be required. Any unitization, pooling or communitization or other action or instrument in violation of this Section 7.15 shall be of no force or effect against any Lender.

7.16. Financial Covenants. For purposes of determining compliance with the financial covenants contained in this Agreement any election by Parent to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

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(a) Current Ratio. Permit the ratio (calculated based on the Compliance Certificate most recently delivered pursuant to Section 6.02(a)) of (i) the current assets (including the unused amount of the Borrowing Base, but excluding non-cash assets under FAS 133) of Parent and its Subsidiaries on a consolidated basis (excluding the Excluded Subsidiaries) to (ii) consolidated current liabilities (excluding non-cash obligations under FAS 133, asset and asset retirement obligations and current maturities of Indebtedness under this Agreement) at any fiscal quarter-end, commencing with the quarter-ended December 31, 2012, to be less than or equal to 1.0 to 1.0; provided, however, that for purposes of this covenant, current assets and current liabilities shall exclude mark-to-market values of Swap Contracts, to the extent such values are included in current assets and current liabilities.

(b) Interest Coverage Ratio. Permit the Interest Coverage Ratio at any fiscal quarter-end, commencing with the quarter-ended December 31, 2012, to be less than or equal to 3.0 to 1.0.

(c) Leverage Ratio. Permit the Leverage Ratio at any fiscal quarter-end, commencing with the quarter-ended December 31, 2012, to be greater than 3.5 to 1.0.

(d) Intentionally Deleted.

(e) Adjustments for Permitted Acquisitions and Material Acquisitions. For purposes of determining compliance with Section 7.16(b) and (c):

(i) Consolidated EBITDAX shall be calculated after giving effect, on a pro forma basis (in a manner reasonably acceptable to the Administrative Agent) for the four consecutive fiscal quarters most recently completed, to any Permitted Acquisition or Material Acquisition occurring during such period, as if such Permitted Acquisition or Material Acquisition occurred on the first day of such period.

(ii) If, in connection with a Permitted Acquisition or a Material Acquisition, any Indebtedness is incurred or assumed by a Loan Party, then Consolidated Interest Charges shall be calculated, on a pro forma basis (in a manner reasonably acceptable to the Administrative Agent) for the four quarters most recently completed, as if such Indebtedness had been incurred on the first day of such period.

7.17. Certain Other Limitations on Parent. Without limiting any restrictions on Parent otherwise set forth in this Article VII, Parent shall not (a) create, incur, assume or suffer to exist any Liens on any Equity Interests of any Borrower or any of its Subsidiaries (other than pursuant to this Agreement or any Loan Document), or (b) conduct or engage in any operations or business other than (i) those incidental to its ownership of the Equity Interests of CEPM and any Excluded Subsidiaries, the Borrowers and the Borrowers’ Subsidiaries, and any other Subsidiaries hereafter formed by Parent that are Loan Parties, (ii) the maintenance of its legal existence, (iii) the performance of the Loan Documents, (iv) any public offering of its common stock or any other issuance of its Equity Interests, (v) any transaction that Parent is expressly permitted or not otherwise prohibited to enter into or consummate under this Agreement, (vi) guaranteeing the obligations of its Subsidiaries (other than the Excluded Subsidiaries) to the extent permitted by this Agreement, (vii) participating in tax, accounting and other administrative matters as a member of the consolidated, combined, unitary or similar group that includes Parent and the Borrowers, (viii) holding any cash or property received by Parent (A) in connection with Restricted Payments made by the Borrowers and their Subsidiaries and any other Loan Parties hereafter formed pursuant to this Agreement, (B) from the Excluded Subsidiaries or (C) as contributions to its capital or in exchange for the issuance of Equity Interests, in each case, pending application thereof by Parent or the making of Restricted Payments, (ix) providing indemnification to officers and directors and (x) any activities incidental to any of the foregoing.

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ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrowers fail to pay (i) when and as required to be paid herein, any amount of principal of any Revolving Loan or any L/C Obligation or (ii) within three Business Days after the same becomes due, any interest on any Revolving Loan, any L/C Obligation, any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrowers fail to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05 (with respect to the respective Borrower’s existence), 6.12, 6.13 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the date notice has been given to the Borrowers by the Administrative Agent or the Required Lenders; or

(d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrowers or any Borrower Affiliate (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation in respect of Indebtedness (other than Indebtedness under Swap Contracts) having an aggregate principal amount (or, in the case of a Capitalized Lease or a Synthetic Lease Obligation, Attributable Indebtedness) (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (individually or collectively) $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation in respect of Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness, the lessor under such Synthetic Lease Obligation or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e)(i)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (ii) (A) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which a Borrower or any Borrower Affiliate is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by a Borrower or any Borrower Affiliate as a result thereof is greater than (individually or collectively) $5,000,000, or (B) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any Termination Event (as so defined) under such Swap Contract as to which a Borrower or any Borrower Affiliate is an Affected Party (as so defined) and the Early Termination Amount owed by a Borrower and Borrower Affiliate as a result thereof is greater than (individually or collectively) $5,000,000 and such amount is not paid when due under such Swap Contract; or

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(f) Insolvency Proceedings, Etc. (i) A Borrower or any Borrower Affiliate institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing; or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or (iii) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) A Borrower or any Borrower Affiliate becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against property which is a material part of the property of the Borrowers and their Subsidiaries (other than the Excluded Subsidiaries) taken as a whole, and is not released, vacated or fully bonded within 45 days after its issue or levy; or

(h) Judgments. There is entered against a Borrower or any Borrower Affiliate (i) a final non-appealable judgment or order for the payment of money in an aggregate amount exceeding (individually or collectively) $5,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final non-appealable judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order and is not released, vacated or fully bonded within 60 days after its attachment or levy; or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) If a Borrower, any Borrower Affiliate or any of their ERISA Affiliates maintains any Pension Plan or any Multiemployer Plan, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Borrower or any Borrower Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) if there is any Multiemployer Plan, a Borrower, any Borrower Affiliate or any ERISA Affiliate thereof fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Required Lenders or termination of all Revolving Commitments and satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; provided, however, that the foregoing shall not apply to the Guaranty and other Collateral Documents of any Subsidiary that is Disposed of by a Borrower in accordance with the provisions of this Agreement; or

(k) Change of Control. There occurs any Change of Control; or

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(l) Dissolution. A Borrower or any Borrower Affiliate shall dissolve, liquidate, or otherwise terminate its existence, except as permitted in Section 7.06; or

(m) Collateral; Impairment of Security, etc. (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against a Loan Party or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than as permitted herein or in any Collateral Document) cease to be a perfected and first priority security interest subject to Permitted Liens; provided, however, that the foregoing shall not apply to the Guaranty and other Collateral Documents of any Subsidiary that is Disposed of by the Borrowers in accordance with the provisions of this Agreement; or

(n) Borrowing Base Deficiency. If any Borrowing Base Deficiency continues to exist beyond the applicable time periods permissible under Section 2.04 .

8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

(a) declare the Revolving Commitment of each Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Revolving Commitments and obligations shall be terminated;

(b) declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) declare that an amount equal to the then Outstanding Amount of all L/C Obligations be immediately due and payable by the Borrowers, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrowers, and require that the Borrowers deliver such payments to the Administrative Agent to Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of any event specified in subsection (f) of Section 8.01, the obligation of each Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and an amount equal to the then Outstanding Amount of all L/C Obligations shall be deemed to be forthwith due and owing by the Borrowers to the L/C Issuer and the Lenders as of the date of such occurrence and the Borrowers’ obligation to pay such amounts shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit and, to the fullest extent permitted by applicable Law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrowers may now or hereafter have against any such beneficiary, the L/C Issuer, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be delivered to and held by the Administrative Agent as cash collateral securing the L/C Obligations.

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8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Revolving Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent as set forth in Section 2.11(d).

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01. Appointment and Authorization of Agents; Lender Hedging Agreements. (a) Each Lender hereby irrevocably (subject to Section 9.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

(c) To the extent any Lender Hedge Provider is a party to a Lender Hedging Agreement and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) shall be deemed (i) to appoint the Administrative Agent and Collateral Agent, as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this Article IX.

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9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents (including the Collateral Agent), employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03. Default; Collateral. (a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders; and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent shall have received instructions from Required Lenders. All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent (or Collateral Agent) and any suit or proceeding instituted by the Administrative Agent (or Collateral Agent) in furtherance of such enforcement shall be brought in its name as the Administrative Agent (or Collateral Agent) without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders (and, with respect to Lender Hedging Agreements and Banking Services, Lender Hedge Providers or Affiliates, if applicable) subject to the expenses of the Administrative Agent and Collateral Agent. In actions with respect to any property of the Borrowers or any other Obligor, the Administrative Agent (and the Collateral Agent) is acting for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement and Banking Services, Lender Hedge Providers or Affiliates, if applicable). Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrowers to the Obligations shall be construed as being for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement and Banking Services, Lender Hedge Providers or Affiliates, if applicable).

(b) Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into the Collateral Documents on behalf of and for the benefit of the Lenders (and, with respect to Lender Hedging Agreements and Banking Services, Lender Hedge Providers or Affiliates, if applicable)(or if previously entered into, hereby ratifies the Administrative Agent’s and Collateral Agent’s previously entering into such agreements and Collateral Documents).

(c) Except to the extent unanimity (or other percentage set forth in Section 10.01) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(d) The Administrative Agent and Collateral Agent are each hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

(e) Neither the Administrative Agent nor the Collateral Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Obligor or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent and/or Collateral Agent herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to

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continue exercising, any of the Rights granted or available to the Administrative Agent or Collateral Agent in this Section 9.03 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct and the same shall apply to the Collateral Agent so long as the Administrative Agent is also the Collateral Agent.

(f) The Lenders hereby irrevocably authorize the Administrative Agent and/or Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent or Collateral Agent upon any Collateral: (i) constituting property in which no Obligor owned an interest at the time the Lien was granted or at any time thereafter; (ii) constituting property leased or granted to an Obligor under a lease, easement or right-of-way which has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and which has not been, and is not intended by such Obligor to be, renewed; and (iii) consisting of an instrument evidencing Indebtedness pledged to the Administrative Agent or Collateral Agent (for the benefit of the Lenders), if the Indebtedness evidenced thereby has been paid in full. In addition, the Lenders irrevocably authorize the Administrative Agent and Collateral Agent to release Liens upon Collateral as contemplated in Section 10.01(c) or (d), or if approved, authorized, or ratified in writing by the requisite Lenders. Upon request by the Administrative Agent (or Collateral Agent) at any time, the Lenders will confirm in writing the Administrative Agent’s (or Collateral Agent’s) authority to release particular types or items of Collateral pursuant to this Section 9.03.

(g) In furtherance of the authorizations set forth in this Section 9.03, each Lender hereby irrevocably appoints the Administrative Agent and Collateral Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Documents and any appointment of a collateral agent under the Intercreditor Agreement), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lenders’ Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in paragraph (f) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s and the Collateral Agent’s power, as attorney, relative to the Collateral matters described in this Section 9.03. The powers and authorities herein conferred on the Administrative Agent and Collateral Agent may be exercised by the Administrative Agent or Collateral Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent or Collateral Agent (or any Person acting on behalf of the Administrative Agent or Collateral Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 9.03(g) to the Administrative Agent and Collateral Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders have any Revolving Commitment hereunder.

9.04. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or

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provided for in, or received by Administrative Agent or Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrowers of their obligations hereunder or under any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.05. Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile, electronic mail message or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and Participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has funded its Pro Rata Share of the Borrowing on the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender (or otherwise made available for such Lender on Intralinks or any similar website) for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

9.06. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

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9.07. Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent- Related Person.

9.08. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, it being agreed by all Lenders that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs, costs and expenses in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Revolving Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

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9.09. Administrative Agent in its Individual Capacity. Citibank and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Citibank were not the Administrative Agent, Collateral Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Citibank or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Revolving Loans, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, Collateral Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Citibank in its individual capacity.

9.10. Successor Administrative Agent and Collateral Agent.

(a) The Administrative Agent may resign as Administrative Agent and Collateral Agent upon 30 days’ notice to the Lenders with a copy of such notice to the Borrowers. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent and collateral agent for the Lenders which successor administrative agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld, conditioned or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders who shall also succeed to the role of successor collateral agent. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the resigning Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the resigning Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any resigning Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a resigning Administrative Agent’s notice of resignation, the resigning Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b) The Collateral Agent may resign as Collateral Agent upon 30 days’ notice to the Administrative Agent with a copy of such notice to the Borrowers. If the Collateral Agent resigns under this Agreement, the Administrative Agent shall designate a successor collateral agent. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the resigning Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent and the resigning Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any resigning Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

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9.11. Other Agents. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” as a “documentation agent,” any other type of agent (other than the Administrative Agent and Collateral Agent), shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.12. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Revolving Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.14(i) and 2.14(j), 2.08, 10.04 and 10.05) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.13. Hedging Agreements. To the extent any Affiliate of a Lender is a party to a Swap Contract with a Borrower or any Borrower Affiliate and thereby becomes a beneficiary of the Liens pursuant to the Collateral Documents, such Affiliate of a Lender shall be deemed to appoint the Administrative Agent and Collateral Agent its nominee and agent to act for and on behalf of such Affiliate in connection with the Collateral Documents and to be bound by the terms of this Article IX, and Section 10.01(e).

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9.14. Banking Services. To the extent any Affiliate of a Lender provides any Banking Services and thereby becomes a beneficiary of the Liens pursuant to the Collateral Documents, such Affiliate of a Lender shall be deemed to appoint the Administrative Agent and Collateral Agent its nominee and agent to act for and on behalf of such Affiliate in connection with the Collateral Documents and to be bound by the terms of this Article IX, Section 10.01(e)) and the last sentence of Section 2.13.

ARTICLE X.

MISCELLANEOUS

10.01. Amendments, Release of Collateral, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that in connection with subsections (i) through (viii) below, no such amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and by the Borrowers, and acknowledged by the Administrative Agent:

(i) extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 8.02);

(ii) extend the Maturity Date or extend, postpone or delay any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(iii) reduce the principal of, or the rate of interest specified herein on, any Revolving Loan or L/C Borrowing or any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Revolving Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv) change the percentage of the Aggregate Revolving Commitment or of the aggregate unpaid principal amount of the Revolving Loans and L/C Obligations which is set forth in the definition of “Required Lenders”;

(v) change the Pro Rata Share of any Lender except pursuant to subsection (i) above;

(vi) release of all or substantially all of Collateral or release any material Guarantor from a Guaranty (except in connection with a Disposition permitted under Section 7.07 or as otherwise permitted under this Section 10.01, which shall not require any Lender consents other than Lenders’ execution of this Agreement);

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(vii) amend the definition of the term “Borrowing Base” or amend the requirement that the Borrowing Base may be increased only with the consent of all Lenders; or

(viii) amend this Section, or Section 2.04(b) or 2.12, or any provision herein providing for unanimous consent or other action by all the Lenders;

and, provided further: (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended or waived by the Borrowers and Administrative Agent without the consent of any Lender. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Revolving Loans or participation in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

The right of each Lender to receive in connection with the Revolving Loan owed to it interest on each Interest Payment Date and to receive principal on the Maturity Date shall not be impaired or affected without the consent of such Lender, nor shall such Lender’s right to institute suit against the Borrowers or Guarantors for payment of such amounts on or after the due dates thereof be impaired or affected without the consent of such Lender; provided the foregoing shall not give any Lender any right to proceed against Collateral or take any actions described in Section 8.02 that are vested in the Administrative Agent or Required Lenders.

(b) Any amendment to any Loan Document which purports to (i) decrease the amount of any mandatory prepayment or commitment reduction required by Section 2.04(c) or (ii) change this Section 10.01(b), must be by an instrument in writing executed by the Borrowers, the Administrative Agent, and the Required Lenders.

(c) Upon any sale, transfer, or Disposition of Collateral which is permitted pursuant to the Loan Documents and upon 3 Business Days’ prior written request by the Borrowers (which request must be accompanied by (i) true and correct copies of all material documents of transfer or Disposition, including any contract of sale, to the extent then available and to be updated with final agreements prior to Closing, (ii) a preliminary closing statement and instructions to the title company, if any, (iii) all requested release instruments in form and substance satisfactory to the Administrative Agent and (iv) if required, written consent of the requisite Lenders), the Administrative Agent and/or Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to the Administrative Agent and/or Collateral Agent for the benefit of the Secured Parties pursuant hereto in such Collateral. Neither the Administrative Agent nor the Collateral Agent shall be required to execute any release instruments on terms which, in the Administrative Agent’s (or Collateral Agent’s) opinion, would expose the Administrative Agent or Collateral Agent to liability or create any obligation or entail any consequence other than the release of Liens without recourse or warranty. No such release shall impair the Administrative Agent’s and/or Collateral Agent’s Lien on the proceeds of sale of such Collateral.

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(d) If all outstanding Revolving Loans and other Obligations (other than contingent indemnity obligations) have been indefeasibly paid in full (or, with respect to L/C Obligations, Cash Collateralized) and the Revolving Commitments have terminated or have been reduced to zero, and, subject to Section 10.01(e) all Lender Hedging Agreement have terminated, the Administrative Agent agrees to, and the Lenders hereby instruct the Administrative Agent and Collateral Agent to, at the Borrowers’ expense, execute and authorize such releases of the Collateral Documents as the Borrowers shall reasonably request and this Agreement shall be deemed terminated except that such termination shall not relieve the Borrowers of any obligation to make any payments to the Administrative Agent or any Lender required by any Loan Document to the extent accruing, or relating to an event occurring, prior to such termination.

(e) Notwithstanding any provision herein to the contrary, if the Revolving Commitments have been terminated, and the only outstanding Obligations (other than contingent indemnity obligations, Banking Service Obligations and L/C Obligations that are Cash Collateralized) are amounts owed pursuant to one or more Lender Hedging Agreements, the Administrative Agent and/or Collateral Agent will, and is hereby authorized to, (A) release the Liens created under the Loan Documents and (B) release all Guaranties of the Guarantors; provided, that contemporaneously with such release, (i) the Borrowers (and, if applicable, any Borrower Affiliate that is a party to such Lender Hedging Agreements) (A) execute a margin agreement in form and substance acceptable to such Lender Hedge Providers or Approved Hedge Counterparties that are parties to such Lender Hedging Agreements (the “Lender Counterparties”) and (B), if required, provide collateral in the form of cash or a letter of credit having an aggregate value acceptable to such Lender Counterparties, and (ii) if such Lender Hedging Agreement is executed by a Subsidiary of the Borrowers and the Borrowers are not parties thereto, the Borrowers execute a guaranty covering such Subsidiary’s obligations thereunder, such guaranty to be in form and substance satisfactory to the Lender Counterparties. Any release under this Section 10.01(e) must be in writing and signed by the Administrative Agent.

10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02 (for the Borrowers, any Guarantor and the Administrative Agent) or on the Administrative Details Form (for the other Lenders); or, in the case of the Borrowers, the Guarantors, the Administrative Agent, or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrowers, the Administrative Agent and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent or the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in accordance with this Section, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

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(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and shall not be recognized hereunder for any other purpose.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

10.04. Attorney Costs; Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Arranger and Administrative Agent for all reasonable and customary costs and expenses incurred in connection with due diligence and the development, preparation, negotiation, syndication, administration and execution of this Agreement and the other Loan Documents, including the filing, recording, refiling or rerecording of any Mortgage, any pledge agreement and any Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any mortgage, any pledge agreement or any security agreement, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and reasonable costs and expenses in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any workout or restructuring in respect

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of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance, title review, third party engineering and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender (if such Lender is otherwise entitled to recover such costs under the terms of this Agreement). The agreements in this Section shall survive the termination of the Aggregate Revolving Commitment and repayment of all the other Obligations.

10.05. Indemnification. Whether or not the transactions contemplated hereby are consummated, each of the Borrowers and each other Guarantor (by execution of a Guaranty), jointly and severally, agrees to indemnify, save and hold harmless the Arranger, each Agent-Related Person, the Administrative Agent, the Collateral Agent, each Lender, the L/C Issuer and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors, arising out of or relating to, the Loan Documents, the Aggregate Revolving Commitment, the use or contemplated use of the proceeds of any Revolving Loans, or the relationship of any Loan Party, the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer under this Agreement or any other Loan Document; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee by any Person or by a Borrower or any other Loan Party, arising out of or relating to, the Loan Documents, the Revolving Commitments, the use or contemplated use of the proceeds of any Revolving Loans, or the relationship of any Loan Party, the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer under this Agreement or any other Loan Document; (c) without limiting the foregoing, any and all claims, demands, actions or causes of action, judgments and orders, penalties and fines that are asserted or imposed against any Indemnitee, (i) under the application of any Environmental Law applicable to the Borrowers or any of their respective Subsidiaries (other than the Excluded Subsidiaries) or any of their properties or assets, including the treatment or disposal of Hazardous Substances on any of their properties or assets, (ii) as a result of the breach or non-compliance by the Borrowers or any of their respective Subsidiaries (other than the Excluded Subsidiaries) with any Environmental Law applicable to the Borrowers or any of their respective Subsidiaries (other than the Excluded Subsidiaries), (iii) due to past ownership by the Borrowers or any of their respective Subsidiaries (other than the Excluded Subsidiaries) of any of their properties or assets or past activity on any of their properties or assets which, though lawful and fully permissible at the time, could result in present liability, (iv) due to the presence, use, storage, treatment or disposal of Hazardous Substances on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, any of the properties owned or operated by the Borrowers or any of their respective Subsidiaries (other than the Excluded Subsidiaries) (including any liability asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrowers or any of their respective Subsidiaries (other than the Excluded Subsidiaries), or (v) due to any other environmental, health or safety condition in connection with the Loan Documents; (d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a), (b) or (c) above; and (e) any and all liabilities (including liabilities under indemnities), losses, costs, damages or expenses (including Attorney Costs and settlement costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action,

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cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE STRICT LIABILITY OR NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitees, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or willful breach of such Indemnitee’s obligations or from a violation of Law if such violation of Law is one which public policy does not permit the one violating the Law to be indemnified. The agreements in this Section shall survive and continue for the benefit of the Indemnitees at all times after the Borrowers’ acceptance of the Lenders’ Revolving Commitments under this Agreement, whether or not the Closing Date shall occur and shall survive the termination of the Revolving Commitments and repayment of all the other Obligations. This Section 10.05 shall not apply to taxes, which shall be governed exclusively by Sections 3.01 and 3.04.

10.06. Payments Set Aside. To the extent that the Borrowers make a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that:

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except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Revolving Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Loans outstanding hereunder) or, if the applicable Revolving Commitment is not then in effect, the outstanding principal balance of the Revolving Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers otherwise consent (neither the Administrative Agent’s nor Borrowers’ consent to be unreasonably withheld, conditioned or delayed);

(i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loan or the Revolving Commitment assigned;

(ii) any assignment of a Revolving Commitment must be approved by the Administrative Agent and L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (including in the case of an assignment from a Lender to another Lender), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Details Form.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amounts of the Revolving Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person

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whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Revolving Loans (including such Lender’s participation in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release all or substantially all of the Guarantors from their respective Guaranties. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided said Participant agrees to be subject to Sections 3.08 and 10.15 as though it were a Lender. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Borrowings or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining the Participant Register.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01 as though it were a Lender.

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(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) If the consent of the Borrowers to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrowers shall be deemed to have given their consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers prior to such fifth Business Day.

(h) Notwithstanding anything to the contrary contained herein, if at any time Citibank assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Citibank may, upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that any such successor L/C Issuer have accepted such appointment; provided further, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Citibank as L/C Issuer. Citibank shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.14(c)).

10.08. Confidentiality. Each Lender agrees that it will not disclose without the prior consent of the Borrowers (other than to directors, officers, employees, auditors, accountants, counsel or other professional advisors of the Administrative Agent or any Lender) any information with respect to the Borrowers or any of their respective Subsidiaries, which is furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or submitted to or required by the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that such Eligible Assignee or Participant or prospective Eligible Assignee or Participant executes an agreement containing provisions substantially similar to those contained in this Section 10.08, (f) in connection with the exercise of any remedy by such Lender if an Event of Default pertaining to the Loan Documents has occurred and is continuing, (g) in connection with any litigation involving such Lender pertaining to the Loan Documents, (h) to any Lender or the Administrative Agent, or (i) to any Affiliate of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and obligated to keep such information confidential).

10.09. Set-off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers or any other Guarantor, any such notice being waived by the

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Borrowers (each on its own behalf and on behalf of each Guarantor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Borrowers or Guarantor, as applicable, against any and all Obligations (other than Banking Service Obligations) owing to the Administrative Agent and the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10. Interest Rate Limitation. Regardless of any provision contained in any Loan Document, neither the Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrowers. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrowers and the Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Lenders and the Borrowers agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund such excess, and, in such event, the Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount.

10.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile, photocopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. Any signature page of a counterpart may be detached therefrom without impairing the legal effect of the signatures thereon and attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages signed by other parties.

10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

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10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Revolving Loan or any other Obligation shall remain unpaid or unsatisfied.

10.14. Severability. Any provision of this Agreement and the other Loan Documents to which any Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15. Replacement of Lenders. If Required Lenders and the Administrative Agent have approved an identical increase of the Borrowing Base, the Borrowers shall have the right to replace any Lenders that have failed to approve such Borrowing Base increase pursuant to the provisions of the following sentence. If (i) any Lender fails or refuses to consent to any requested amendment or waiver pursuant to Section 10.01, (ii) any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is in breach of any of its obligations under this Agreement or is otherwise a Defaulting Lender, or (iv) any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iii);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, L/C Advances, L/C Borrowings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) such payment being at par, with no premium or discount;

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.16. Defaulting Lender.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as provided in the proviso to the definition of “Required Lenders”.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.04 (Prepayments) or otherwise, and including any amounts made available to the Administrative Agent by the Defaulting Lender pursuant to a right of set-off, shall be applied at such time or times as may be determined by the Administrative Agent as follows:

first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder;

second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to an L/C Issuer hereunder;

third, if so determined by the Administrative Agent or requested by the L/C Issuer, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit;

fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Loans under this Agreement;

sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement;

seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and

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eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or reimbursement obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loans or reimbursement obligations were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or reimbursement obligations owed to, that Defaulting Lender.

Any payments prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 10.16 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender (x) shall not be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive fees in respect of Letters of Credit (if any).

(iv) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, the ratable portion of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitments of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitments of that non-Defaulting Lender minus (2) the aggregate Outstandings of that Lender.

(b) If the Borrowers, the Administrative Agent, and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their ratable portions (without giving effect to clause (a)(iv) above), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) If any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to be replaced in accordance with Section 10.15.

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10.17. Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER UNITED STATES FEDERAL LAW.

(b) EACH BORROWER AND OTHER PARTY HERETO, AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, AGREES TO THIS SECTION 10.17(b). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, AND BY EXECUTION OF A GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWERS, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER (1) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO, AND (2) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES DESIGNATED HEREIN. THE BORROWERS, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.18. Waiver of Right to Trial by Jury, Etc. EACH PARTY TO THIS AGREEMENT AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THIS AGREEMENT AND EACH GUARANTOR TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR

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DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED THAT THE WAIVER CONTAINED IN THIS SECTION 10.18 SHALL NOT APPLY TO THE EXTENT THAT THE PARTY AGAINST WHOM DAMAGES ARE SOUGHT HAS ENGAGED IN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.19. Release. As additional consideration for the execution, delivery and performance of this Agreement by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement, the Borrowers warrant and represent to the Administrative Agent, the Collateral Agent and the Lenders that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender or any defense to (i) the payment of Obligations under the Revolving Notes and/or the Loan Documents, or (ii) the performance of any of its obligations with respect to the Revolving Notes and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrowers unconditionally and irrevocably hereby RELEASE, RELINQUISH and forever DISCHARGE Administrative Agent, the Collateral Agent and the Lenders, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which any Borrower may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.

10.20. Time of the Essence. Time is of the essence of the Loan Documents.

10.21. Resignation of Administrative Agent, Collateral Agent and L/C Issuer; Appointment of Successor Administrative Agent, Collateral Agent and L/C Issuer; Assignment.

(a) Pursuant to and in accordance with Section 9.10 of the Original Credit Agreement, effective upon the Closing Date, (i) Royal Bank of Canada resigns as Administrative Agent and Collateral Agent under the Original Credit Agreement and Loan Documents, (ii) the Borrowers and the Lenders waive the requirement of 30 days’ prior notice of such resignation, (iii) Citibank is appointed successor administrative agent (and in that capacity as successor collateral agent) for the Lenders under this Agreement (in such capacity, the “Successor Administrative Agent”), (iv) the Borrowers consent to the appointment of the Successor Administrative Agent as “Administrative Agent” and “Collateral Agent” under this Agreement and the Loan Documents, and (v) Citibank accepts its appointment as Successor Administrative Agent and Collateral Agent, and Royal Bank of Canada is relieved of all duties and obligations as Administrative Agent and Collateral Agent.

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(b) Pursuant to and in accordance with Section 10.07(h) of the Original Credit Agreement, effective upon the Closing Date, (i) Royal Bank of Canada resigns as L/C Issuer under the Original Credit Agreement, (ii) the Borrowers and the Lenders waive the requirement of 30 days’ prior notice of such resignation, (iii) Citibank is appointed successor L/C Issuer for the Lenders under this Agreement (in such capacity, the “Successor L/C Issuer”), (iv) the Borrowers consent to the appointment of the Successor L/C Issuer as “ L/C Issuer “ under this Agreement, and (v) Citibank accepts its appointment as Successor L/C Issuer, and Royal Bank of Canada is relieved of all duties and obligations as L/C Issuer. With respect to each RBC Letter of Credit, Borrowers agree to cash collateralize the full amount of the RBC Letters of Credit on the Closing Date pursuant to a cash collateral agreement mutually acceptable to RBC and the Borrowers.

(c) Effective as of the Closing Date, Royal Bank of Canada assigns all of the Liens held by it in its capacity as Administrative Agent and/or Collateral Agent under the Original Credit Agreement to Citibank, as Successor Administrative Agent. The Lenders authorize Royal Bank of Canada to execute such documents as may be required to effectuate such assignment. In furtherance of the foregoing, following the Closing Date, Royal Bank of Canada agrees to promptly deliver all possessory collateral held by it to Citibank and execute and deliver all agreements and documents as may be reasonably requested by Citibank or Borrowers to evidence such assignment of the Collateral and the associated Collateral Documents.

(d) Royal Bank of Canada’s rights to be indemnified and to be reimbursed for costs pursuant to this Agreement, including Sections 9.08 and 10.04, shall extend to actions taken in its capacity as resigning Administrative Agent.

10.22. Amendment and Restatement; Release of Constellation Equity. Pursuant to the Master Note Assignment, on the Closing Date the outstanding amount of principal and interest owing by the Borrowers under the Original Credit Agreement and the notes issued pursuant thereto have been refinanced, renewed, rearranged and extended by Revolving Loans under this Agreement.

(a) This Agreement amends and restates in its entirety the Original Credit Agreement. The Revolving Notes amend, restate, rearrange, extend and renew the Indebtedness under the Original Credit Agreement. The Lenders are subrogated to the rights of the lenders under the Original Credit Agreement to the extent of the Indebtedness rearranged hereby. Except as provided in subsection (b) below, all Liens created and existing under the Original Credit Agreement shall continue in force and effect to secure the Obligations of the Borrowers to the Lenders pursuant to the Revolving Notes and this Agreement, and each Borrower hereby ratifies, adopts and confirms all such prior liens and security interests.

(b) Effective as of the Closing Date, the following described Liens granted in connection with the Original Credit Agreement are hereby terminated and released and shall cease to be of any force or effect: (i) the Lien on the Equity Interests in CEPM and (ii) the Lien on the Constellation Equity. Lenders hereby authorize and direct the Administrative Agent to (i) take any actions, including, without limitation, execution and delivery of any documents, required to effect such release of Lien, and (ii) do, execute and deliver, or cause to be done, executed and delivered all such further acts, instruments, documents and agreements as may be reasonably requested by any of the parties hereto (at the expense of such requesting party), which may be necessary or desirable in order to evidence or effectuate these releases.

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10.23. Termination of Revolving Commitments Under Original Credit Agreement. As of the Closing Date, the Revolving Commitments under the Original Credit Agreement are hereby terminated and the Original Administrative Agent and the Lenders hereby waive any right to receive prior notice of such termination. Each Lender agrees upon the Closing Date to return to the Borrowers within 30 days all “Revolving Notes” as defined under the Original Credit Agreement which were delivered by the Borrowers in exchange for new Revolving Notes to be issued pursuant to this Agreement, and, to the extent such Revolving Notes are not returned within such time period, the Borrowers shall be entitled to receive a lost note affidavit containing customary indemnities in favor of the Borrowers.

10.24. No Novation, Etc. To the extent of the Aggregate Revolving Commitment outstanding under the Original Credit Agreement in the amount of $98,000,000, nothing contained herein shall be deemed a novation of or a repayment or new advance of any obligation of the Borrowers thereunder. Only to the extent of an increase in the Aggregate Revolving Commitment over that amount shall there be deemed to be a new advance by the Lenders to the Borrowers under this Agreement. The Indebtedness owing under the Original Credit Agreement is renewed, rearranged, extended and carried forward by this Agreement and all of the Liens securing the “Obligations” as defined in the Original Credit Agreement are carried forward and secure, without interruption or loss or priority, the Obligations under this Agreement.

10.25. Joint and Several Liability. (a) Each of the Borrowers acknowledges and agrees that it is the intent of the parties that each such Borrower be primarily liable for the Obligations as a joint and several obligor. It is the intention of the parties that with respect to liability of any Borrower hereunder arising solely by reason of its being jointly and severally liable for Credit Extensions, the obligations of such Borrower shall be absolute, unconditional and irrevocable irrespective of:

(i) any lack of validity, legality or enforceability of this Agreement, any Revolving Note, or any other Loan Document as to any Borrower, as the case may be;

(ii) the failure of the Administrative Agent, Collateral Agent, the L/C Issuer or any Lender or any holder of any Revolving Note;

(a) to enforce any right or remedy against any Borrower, as the case may be, or any other Person (including any Guarantor) under the provisions of this Agreement, such Revolving Note, any other Loan Document or otherwise; or

(b) to exercise any right or remedy against any Guarantor of, or Collateral securing, the Obligations;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

(iv) any reduction, limitation, impairment or termination of any Obligations with respect to any Borrower, as the case may be, for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each of the Borrowers hereby waives any right to or claim of) any defense (other than the defense of payment in full of the Obligations) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any Borrower, as the case may be;

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(v) any addition, exchange, release, surrender or nonperfection of any Collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any Guaranty, held by any Lender or any holder of the Revolving Notes or any security interest or Lien securing any of the Obligations; or

(vi) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Obligations) available to, or a legal or equitable discharge of, any Borrower, as the case may be, or any Guarantor.

(b) Each of the Borrowers agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by any Lender or any holder of any Revolving Note, upon the insolvency, bankruptcy or reorganization of any Borrower, as the case may be, as though such payment had not been made;

(c) Each of the Borrowers hereby expressly waives: (i) notice of the Lenders’ acceptance of this Agreement; (ii) notice of the existence or creation or non-payment of all or any of the Obligations other than notices expressly provided for in this Agreement; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement; (iv) any claim or defense based on an election of remedies; and (v) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

(d) No delay on any of the Administrative Agent’s, Collateral Agent’s, L/C Issuer’s or any Secured Party’s part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the foregoing of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Administrative Agent, Collateral Agent, L/C Issuer or Secured Parties permitted hereunder shall in any way affect or impair any such party’s rights or any Obligations under this Agreement.

(e) Each of the Borrowers hereby represents and warrants to each of the Administrative Agent and Lenders that it now has and will continue to have independent means of obtaining information concerning the other Borrower’s affairs, financial condition and business. Neither the Administrative Agent nor any Lender shall have any duty or responsibility to provide any Borrower with any credit or other information concerning such other Borrower’s affairs, financial condition or business which may come into the Administrative Agent’s or Lender’s possession.

(f) Each of the Borrowers represents and warrants (i) that the business operations of the Borrowers are interrelated and that the business operations of the Borrowers complement one another, and such entities have a common business purpose, and (ii) that, to permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes and (iii) that the proceeds of Credit Extensions hereunder will directly or indirectly benefit the Borrowers hereunder, severally and jointly, regardless of which Borrower receives part or all of the proceeds of such Credit Extension.

(g) Notwithstanding anything to the contrary contained herein, it is the intention of the Borrowers, the Administrative Agent, L/C Issuer and the Lenders that the amount of the respective Borrower’s obligations hereunder shall be in, but not in excess of, the maximum amount thereof not

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

subject to avoidance or recovery by operation of any applicable Debtor Relief Law. To that end, but only in the event and to the extent that the Borrowers’ respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under any applicable Debtor Relief Law, the amount of the Borrowers’ respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under applicable Debtor Relief Laws, render the Borrower’s respective obligations hereunder unenforceable or avoidable or subject to recovery under applicable Debtor Relief Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 10.25(g), then the amount of such excess shall, from and after the time of payment by the Borrowers (or any of them), be reimbursed by the Lenders upon demand by such Borrowers. The foregoing proviso is intended solely to preserve the rights of the Administrative Agent, L/C Issuer and the Lenders hereunder against the Borrowers to the maximum extent permitted by applicable Debtor Relief Laws and neither any Borrower nor any Guarantor nor any other Person shall have any right or claim under this Section 10.25(g) that would not otherwise be available under applicable Debtor Relief Laws.

10.26. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	POSTROCK ENERGY SERVICES CORPORATION, as a Borrower

	By:	/s/ David J. Klvac
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

POSTROCK MIDCONTINENT PRODUCTION, LLC, as a Borrower,

	By:	POSTROCK ENERGY SERVICES CORPORATION, Its sole member

		By:	/s/ David J. Klvac
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

OTHER LOAN PARTIES:	POSTROCK ENERGY CORPORATION, as a Loan Party

	By:	/s/ David J. Klvac
David J. Klvac
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

POSTROCK EASTERN PRODUCTION, LLC, as a Loan Party,

	By:	POSTROCK ENERGY SERVICES CORPORATION,
Its sole member

		By:	/s/ David J. Klvac
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Signature Page 1

POSTROCK HOLDCO, LLC, as a Loan Party,

By:	POSTROCK ENERGY SERVICES CORPORATION, Its sole member

	By:	/s/ David J. Klvac
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

STP NEWCO, INC., as a Loan Party

By:	/s/ David J. Klvac
David J. Klvac
Chief Financial Officer

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Signature Page 2

CITIBANK, N.A.,
as Successor Administrative Agent and Collateral Agent

By:	/s/ Ryan Watson
Ryan Watson
Senior Vice President

CITIBANK, N.A., as Successor L/C Issuer and Lender

By:	/s/ Ryan Watson
Ryan Watson
Senior Vice President

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Signature Page 3

ROYAL BANK OF CANADA, as Resigning Administrative Agent

By:	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

ROYAL BANK OF CANADA, as Resigning L/C Issuer

By:	/s/ Leslie P. Vowell
Name: Leslie P. Vowell
Title: Attorney-in-Fact

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Signature Page 4

CADENCE BANK, N.A., as Lender

By:	/s/ Eric Broussard
Name: Eric Broussard
Title: Senior Vice President

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Signature Page 5

COMPASS BANK, as Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Signature Page 6

ONEWEST BANK, FSB, as Lender

By:	/s/ Sean Murphy
Name: Sean Murphy
Title: Executive Vice President

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Signature Page 7

TEXAS CAPITAL BANK, N.A., as Lender

By:	/s/ Grant W. Leigh
Name: Grant W. Leigh
Title: Vice President

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Signature Page 8

SCHEDULE 2.01

REVOLVING COMMITMENTS

Lender	Revolving Commitment	Pro Rata Share of Initial Borrowing Base	Pro Rata Share
Citibank, N.A.	$57,777,777.78	$26,000,000.00	28.888888889%
Cadence Bank, N.A.	$40,000,000.00	$18,000,000.00	20.000000000%
Compass Bank	$40,000,000.00	$18,000,000.00	20.000000000%
OneWest Bank, FSB	$40,000,000.00	$18,000,000.00	20.000000000%
Texas Capital Bank, N.A.	$22,222,222.22	$10,000,000.00	11.111111111%
TOTAL:	$200,000,000.00	$90,000,000.00	100.000000000%

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 2.01

SCHEDULE 5.06

LITIGATION

None.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 5.06

SCHEDULE 5.12

ERISA

None.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 5.12

SCHEDULE 5.13

SUBSIDIARIES AND EQUITY INVESTMENTS

Parent owns 100% of the outstanding equity interests in PESC and CEPM. PESC owns 100% of the outstanding equity interests in Eastern, MidContinent and PR Holdco. MidContinent owns 100% of the outstanding equity interests in STP. The Loan Parties have no other Subsidiaries or equity Investments in any other Person.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 5.13

SCHEDULE 5.21

TAKE-OR PAY AND GAS BALANCING OBLIGATIONS

None.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 5.21

SCHEDULE 5.23

PURCHASERS OF PRODUCTION

•	Atmos Energy Marketing, LLC, 13430 Northwest Freeway, Suite 700, Houston, TX 77040-6091

•	B. D. Oil Gathering Corp., 649 Mitchell’s Lane, Marietta, OH 45750

•	BP Energy Company, P.O. Box 3092, Houston, TX 77253-3092

•	Central Trading, P.O. Box 3612, Ponte Vedra Beach, FL 32004-3612

•	Clearfield Appalachian, P.O. Box 430, Frazeysburg, OH 43822

•	Cherokee Basin Pipeline, LLC (Dart), 600 Dart Road, Mason, MI 48854

•	Coffeyville Resources, 10 East Cambridge Circle, Drive, Suite 250, Kansas City, KS 66103

•	ConocoPhillips, P.O. Box 2197, Houston, TX 77252-2197

•	Dominion Field Services, Inc., 2539 Washington Road, Suite 1010, Upper St. Clair, PA 15241

•	Earlsboro Energies Corporation, 3007 NW 63rd, Suite 205, Oklahoma City, OK 73116

•	Endeavor Energy Resources L.P., 110 N. Marienfeld, Suite 200, Midland, TX 79701

•	EQT Corporation, P.O. Box 23535, Pittsburgh, PA 15212-6535

•	Hays & Company, P.O. Box 649, Spencer, WV 25276

•	Hess Corporation, One Hess Plaza, Woodbridge, NJ 07095-6364

•	HG Energy LLC, 2200 Georgetowne Drive, Suite 500, Sewickley, PA 15143

•	Kelly Maclaskey Oilfield Services, Inc., P.O. Box 222, El Dorado, KS 67042

•	Layne Energy, 1675 Broadway, Suite 2260, Denver, CO 80202

•	LR Energy, Inc., 8150 N. Central Expressway, Suite 1605, Dallas, TX 75206

•	Micro-Lite LLC, 3731 S. Santa Fe, Chanute, KS 66720

•	Millennium Energy, LLC, 243 Purdy Rd. Ext, Burgettstown, PA 15021

•	Oneok Energy Services, 100 West Fifth Street, Tulsa, OK 74103

•	Samson Resources Company, Two West Second Street, Tulsa, OK 74103-3103

•	Seminole Energy Services, LLC, 1323 E. 71st Street, Suite 300, Tulsa, OK 74136

•	Seminole Gas Company, LLC, 1323 E. 71st Street, Suite 300, Tulsa, OK 74136

•	Show Me Ethanol, LLC, c/o U.S. Energy Services, Inc., 605 North Highway 169, Suite 1200, Plymouth, MN 55441

•	South Jersey Resources Group, LLC, 2350 Airport Freeway, Suite 505, Bedford, TX 76022

•	Sunoco, Inc. (R&M), P.O. Box 5090, Sugar Land, TX 77487-5090

•	Tenaska Marketing Ventures, 11718 Nicholas Street, Omaha, NE 68154

•	United Energy Trading LLC, 215 Union Blvd., Suite 425, Lakewood, CO 80228

•	Victory Energy Corporation, 220 Airport Road, Indiana, PA 15701

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 5.23

Schedule 5.24

SWAP CONTRACTS

		Effective	Termination	Hedged Price		Volume	Net MTM
Gas Swaps	Type of Contract	Date	Date	Floor $	Ceiling $	MMcf	Value		Counterparty
Southern Star	Financial Fixed-Float Swap	41244	41274	6.97	6.97	167	570668		KeyBank
NYMEX—HH	Financial Fixed-Float Swap	41244	41274	7.5	7.5	762	2895959		BP
S. Star Basis	Financial Fixed-Float Swap	41244	41274	-0.71	-0.71	762	-423074		BP
S. Star Basis	Financial Fixed-Float Swap	41275	41364	-0.59	-0.59	2219	-927179.4297		BP
S. Star Basis	Financial Fixed-Float Swap	41365	41578	-0.74	-0.74	5277	-2904642.203		BP
S. Star Basis	Financial Fixed-Float Swap	41579	41639	-0.76	-0.76	1504	-851089.1406		BP
NYMEX—HH	Financial Fixed-Float Swap	41365	41639	3.95	3.95	3747.285	(a	)	BP
NYMEX—HH	Financial Fixed-Float Swap	41640	42004	3.95	3.95	4324.032	(a	)	BP
NYMEX—HH	Financial Fixed-Float Swap	42005	42369	3.95	3.95	3755.184	(a	)	BP
NYMEX—HH	Financial Fixed-Float Swap	42370	42429	4	4	1047	-456192		BP
NYMEX—HH	Financial Fixed-Float Swap	42430	42735	3.95	3.95	2718.84	(a	)	BP

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 5.24

		Effective	Termination	Hedged Price		Volume	Net MTM
Oil Swaps	Type of Contract	Date	Date	Floor $	Ceiling $	Bbls	Value	Counterparty
NYMEX—WTI	Financial Fixed-Float Swap	41244	41274	87.9	87.9	3500	-4222	BP
NYMEX—WTI	Financial Fixed-Float Swap	41244	41274	104	104	2057	30455	BP
NYMEX—WTI	Financial Fixed-Float Swap	41275	41639	101.7	101.7	65892	661672	BP
NYMEX—WTI	Financial Fixed-Float Swap	41640	42004	97	97	61680	344180	BP
NYMEX—WTI	Financial Fixed-Float Swap	42005	42369	93.4	93.4	58164	215365	BP
NYMEX—WTI	Financial Fixed-Float Swap	42370	42735	91.1	91.1	53892	144699	BP

(a)	The following contracts were placed in December 2012 and were therefore not included in the mark-to-market as of November 30, 2012.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 5.24

Schedule 7.01

EXISTING LIENS

None.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 7.01

Schedule 7.04

INDEBTEDNESS

None.

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 7.04

SCHEDULE 7.11

TRANSACTIONS WITH AFFILIATES

•	PostRock Energy Corporation 2010 Long-Term Incentive Plan

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 7.11

SCHEDULE 10.02

ADDRESSES FOR NOTICES TO BORROWERS,

GUARANTORS AND ADMINISTRATIVE AGENT

ADDRESS FOR NOTICES TO BORROWERS

POSTROCK ENERGY SERVICES CORPORATION

POSTROCK MIDCONTINENT PRODUCTION, LLC

c/o PostRock Energy Corporation

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

Attn: President and Chief Executive Officer

Telephone: (405) 702-7487

Facsimile: (405) 702-7756

ADDRESS FOR NOTICES TO GUARANTORS

c/o PostRock Energy Corporation

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

Attn: President and Chief Executive Officer

Telephone: (405) 702-7487

Facsimile: (405) 702-7756

ADDRESSES FOR CITIBANK

Citibank’s Lending Office:

Citibank, N.A.

2001 Ross Avenue, Suite 4300

Dallas, Texas 75201

Attention: Ryan Watson

Telephone: (214) 647-0824

Facsimile: (866) 940-8177

PostRock Energy Services Corp.

PostRock MidContinent Production, LLC

Credit Agreement

Schedule 10.02

EXHIBIT A-1

FORM OF BORROWING NOTICE

Date:                     ,

To:	Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PostRock Energy Services Corporation, a Delaware corporation, and PostRock MidContinent Production, LLC, a Delaware limited liability company (collectively, the “Borrowers”), and Citibank, N.A., as Administrative Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests:

1.	Status Information for the Revolving Loans

(a)	Amount of Facility: $200,000,000

(b)	Revolving Loans outstanding prior to the Borrowing requested herein: $

(c)	Letters of Credit outstanding prior to the Borrowing requested herein; $

(d)	Principal amount of Revolving Loans available to be borrowed is (A) the lesser of 1(a) and the Borrowing Base as of the most recent determination date minus (B) the sum of (1(b) and 1(c): $

2.	Amount of Borrowing: $

3(a)	Initial Borrowing Base as of Closing Date: $90,000,000

3(b)	Borrowing Base as of most recent redetermination: $ (after taking into account any automatic or other required reduction)”

4.	Requested date of Borrowing: , 201 ; must be prior to Maturity Date.

5.	Requested Type of Loan and applicable Dollar amount:

(a)	Base Rate Loan for $

(b)	Eurodollar Rate Loan with Interest Period of:

(i)	one month for $

(ii)	two months for $

(iii)	three months for $

(iv)	six months for $

6.	Purpose of Revolving Loan:

Exhibit A-1

Form of Borrowing Notice

To finance working capital and general company purposes of the Borrowers, including the acquisition, development, exploitation and exploration of Oil and Gas Properties and the Midstream Businesses

To pay fees, costs and expenses owed pursuant to the Agreement

To finance Permitted Acquisitions

To issue Letters of Credit

The undersigned hereby certifies that the following statements will be true on the date of the proposed Borrowing(s) after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Borrowers contained in Article V of the Agreement are true and correct in all material respects as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date);

(b) the amount of the requested Borrowing, when added to Revolving Loans outstanding prior to the Borrowing and Letters of Credit will not exceed the lesser of (i) Borrowing Base and (ii) the Aggregate Revolving Commitment; and

(c) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing(s).

Exhibit A-1

Form of Borrowing Notice

The Borrowing requested herein complies with Sections 2.01, 2.02 and 2.03 of the Agreement, as applicable.

POSTROCK ENERGY SERVICES CORPORATION, as a Borrower

By:
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

POSTROCK MIDCONTINENT PRODUCTION, LLC, as a Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, Its sole member

By:
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

Exhibit A-1

Form of Borrowing Notice

EXHIBIT A-2

FORM OF CONVERSION/CONTINUATION NOTICE

Date:                 ,

TO:	Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PostRock Energy Services Corporation, a Delaware corporation, and PostRock MidContinent Production, LLC, a Delaware limited liability company (collectively, the “Borrowers”), and Citibank, N.A., as Administrative Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests:

1.	Amount of [conversion] [continuation]: $

2.	Existing rate: Check applicable blank

(a)	Base Rate

(b)	Eurodollar Rate Loan with

Interest Period of:

(i)	one month	________________
(ii)	two months	________________
(iii)	three months	________________
(iv)	six months	________________

3.	If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan: , 201 .

The Revolving Loan described above is to be [converted] [continued] as follows:

4.	Requested date of [conversion] [continuation]: , 201 .

5.	Requested Type of Loan and applicable Dollar amount:

(a)	Base Rate Loan for $

(b)	Eurodollar Rate Loan with Interest Period of:

(i)	one month for	$
(ii)	two months for	$
(iii)	three months for	$
(iv)	six months for	$

Exhibit A-2

Form of Conversion/Continuation Notice

The [conversion] [continuation] requested herein complies with Sections 2.01 and 2.03 of the Agreement, as applicable.

POSTROCK ENERGY SERVICES CORPORATION, as a Borrower

By:
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

POSTROCK MIDCONTINENT PRODUCTION, LLC, as a Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, Its sole member

By:
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

Exhibit A-2

Form of Conversion/Continuation Notice

EXHIBIT A-3

FORM OF REPAYMENT NOTICE

Date:                 ,

To:	Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PostRock Energy Services Corporation, a Delaware corporation, and PostRock MidContinent Production, LLC, a Delaware limited liability company (collectively, the “Borrowers”), and Citibank, N.A., as Administrative Agent, and the Lenders from time to time party thereto.

The undersigned applicable Borrower/s hereby are repaying the Revolving Loans as follows:

1.	Revolving Loans outstanding prior to the repayment referred to herein: $

2.	Amount of repayment: $

3.	Date of repayment: , 201 .

4.	Type of Loan and amount to which repayment applies:

(a)	Base Rate Loan for $

(b)	Eurodollar Rate Loan with Interest Period of:

(i)	one month	$
(ii)	two months	$
(iii)	three months	$
(iv)	six months	$

The repayment referred to herein complies with Section 2.04 of the Agreement.

POSTROCK ENERGY SERVICES CORPORATION, as a Borrower

By:
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

Exhibit A-3

Form of Repayment Notice

POSTROCK MIDCONTINENT PRODUCTION, LLC,as a Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, Its sole member

By:
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

Exhibit A-3

Form of Repayment Notice

EXHIBIT B

FORM OF REVOLVING NOTE

$	, 201_

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby jointly and severally promise to pay to the order of                      (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of                      Dollars ($            ), or such lesser principal amount of Revolving Loans made by Lender due and payable by the Borrowers to the Lender on the Maturity Date under that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among PostRock Energy Services Corporation, a Delaware corporation, and PostRock MidContinent Production, LLC, a Delaware limited liability company, as Borrowers and Citibank, N.A., as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

The Borrowers promise to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Revolving Note is also entitled to the benefits of each Guaranty and the Collateral Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

This Revolving Note is a Loan Document and is subject to Section 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this Revolving Note.

Exhibit B

Form of Revolver Note

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

POSTROCK ENERGY SERVICES CORPORATION, as a Borrower

By:
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

POSTROCK MIDCONTINENT PRODUCTION, LLC, as a Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, Its sole member

By:
David J. Klvac,
Chief Financial Officer and Chief Accounting Officer

Exhibit B

Form of Revolver Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

(Pursuant to Section 6.02 of the Agreement)

Financial Statement Date:                         ,

To: Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PostRock Energy Services Corporation, a Delaware corporation, and PostRock MidContinent Production, LLC, a Delaware limited liability company (collectively, the “Borrowers”), and Citibank, N.A., as Administrative Agent, and the Lenders from time to time party thereto.

Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.

The undersigned Responsible Officers hereby certify as of the date hereof that they are the                     of the Borrowers, and that, as such, they are authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:

[Use the following for fiscal year-end financial statements]

Attached hereto as Schedule 1 are the year-end audited consolidated financial statements of Parent and its Subsidiaries and the consolidating financial statements of Parent and its Subsidiaries required by Section 6.01(a) of the Agreement for the fiscal year of Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section; and

[Use the following for fiscal quarter-end financial statements]

Attached hereto as Schedule 1 are the unaudited consolidated financial statements of Parent and its Subsidiaries and the consolidating financial statements of Parent and its Subsidiaries required by Section 6.01(b) of the Agreement for the fiscal quarter of Parent ended as of the above date and the portion of Parent’s fiscal year then ended, together with a certificate of a Responsible Officer of Parent, stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Parent and its Subsidiaries (including the Borrowers), as applicable, in accordance with GAAP (except as otherwise noted in the Agreement), subject only to normal year-end audit adjustments and the absence of footnotes.

[Use the following for both fiscal year-end and quarter-end financial statements]

1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Parent and the Borrowers during the accounting period covered by the attached financial statements.

Exhibit C

Form of Compliance Certificate

2. A review of the activities of Parent and the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Parent and the Borrowers performed and observed, in all material respects, all their respective Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):

3. The covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,             .

POSTROCK ENERGY SERVICES CORPORATION, as a Borrower

By:
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

POSTROCK MIDCONTINENT PRODUCTION, LLC, as a Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, Its sole member

By:
David J. Klvac,
Chief Financial Officer and Chief Accounting Officer

Exhibit C

Form of Compliance Certificate

For the Quarter/Year ended

                     (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I. Section 7.16(a) – Current Ratio

A. Consolidated current assets (plus unused Borrowing Base availability) of Parent and its Subsidiaries on a consolidated basis (excluding the Excluded Subsidiaries) as at most recent Financial Statement Date:

$

B. Consolidated current liabilities as at most recent Financial Statement Date:	$

C. Is ratio of I.A. to I.B greater than to 1.0 to 1.0		Yes/No

II. Section 7.16(b) – Interest Coverage Ratio.

A. Consolidated EBITDAX for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”) (see Credit Agreement definition of “Consolidated EBITDAX”):

1. Consolidated EBITDAX for Subject Period:	$

B.

1. Consolidated Interest Charges:	$

2. Imputed interest charges on Synthetic Lease Obligations of Borrowers and their Subsidiaries for the Subject Period	$

3. Interest Coverage Ratio: (Line II.A.1) divided by (Lines II.B.2 + II.B.3):		to 1.0

Is the Interest Coverage Ratio greater than 3.0 to 1.0?		Yes/No

III. Section 7.16(c) – Leverage Ratio.

A. Consolidated Funded Debt

1. Consolidated Funded Debt on Statement Date (borrowed money Indebtedness, letter of credit reimbursement obligations, Capital Leases, Synthetic Leases, Guaranty Obligations less cash on deposit under control agreement)

$

B. Consolidated EBITDAX

1. Consolidated EBITDAX (Line II.A.1 above)

2 Total Leverage Ratio: (Line III.A.1) divided by (Line III.B.1):		to 1.0

3. Is the Leverage Ratio less than 3.5 to 1.0?		Yes/No

Exhibit C

Form of Compliance Certificate

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]

3.	Borrowers:	PostRock Energy Services Corporation, a Delaware corporation, and PostRock MidContinent Production, LLC, a Delaware limited liability company

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Third Amended and Restated Credit Agreement, dated as of December 20, 2012 among the Borrowers and Citibank, N.A., as Administrative Agent, and the Lenders from time to time party thereto

6.	Assigned Interest:

Exhibit D

	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans
Revolving Loans:	$	$	%
Total:	$	$	%

[7.	Trade Date: ]

Effective Date:                      , 201     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

Consented to and Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent	[NAME OF L/C ISSUER], as L/C Issuer

By	By
Name:	Name:
Title:	Title:

Exhibit D

[Consented to:]

POSTROCK ENERGY SERVICES CORPORATION,
as a Borrower

By:
Name:
Title:

POSTROCK MIDCONTINENT PRODUCTION, LLC,as a Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION,
Its sole member

By:
Name:
Title:

Exhibit D

ANNEX 1

TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D